                                                                    Exhibit 99.6








--------------------------------------------------------------------------------

                            STOCK PURCHASE AGREEMENT


                                     BETWEEN


                                   ALCOA INC.

                                       AND

                            ALLIANT TECHSYSTEMS INC.



                          Dated as of January 30, 2001

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS


                                                                                                 Page

                                              ARTICLE I


                                 SALE OF STOCK AND TERMS OF PAYMENT


         Section 1.1       The Sale.................................................................1
         Section 1.2       Purchase Price...........................................................1
         Section 1.3       Manner of Payment........................................................1
         Section 1.4       Purchase Price Adjustment................................................2


                                             ARTICLE II


                                             THE CLOSING

         Section 2.1       Time and Place of Closing................................................3
         Section 2.2       Deliveries by the Seller.................................................4
         Section 2.3       Deliveries by the Buyer..................................................5


                                             ARTICLE III


                            REPRESENTATIONS AND WARRANTIES OF THE SELLER

         Section 3.1       Organization, Standing and Qualification of the
                           Company and the Company Subsidiary.......................................5
         Section 3.2       Capitalization...........................................................6
         Section 3.3       Authority Relative to this Agreement.....................................6
         Section 3.4       Consents and Approvals; No Violation.....................................7
         Section 3.5       Financial Statements.....................................................7
         Section 3.6       Undisclosed Liabilities..................................................8
         Section 3.7       Absence of Certain Changes or Events.....................................8
         Section 3.8       Legal Proceedings, etc...................................................8
         Section 3.9       Employee Benefit Plans; ERISA............................................8
         Section 3.10      Taxes...................................................................11
         Section 3.11      Intellectual Property...................................................12
         Section 3.12      Environmental Matters...................................................13
         Section 3.13      Compliance with Laws....................................................15
         Section 3.14      Employment-Related Matters..............................................15

         Section 3.15      Insurance...............................................................16
         Section 3.16      Real Property...........................................................16
         Section 3.17      Contracts...............................................................17
         Section 3.18      Warranty and Product Liability Claims...................................17
         Section 3.19      Relationships with Customers and Suppliers..............................17
         Section 3.20      Government Contracts and Subcontracts...................................17
         Section 3.21      Licenses and Permits....................................................18
         Section 3.22      Condition of Tangible Assets............................................18


                                             ARTICLE IV


                             REPRESENTATIONS AND WARRANTIES OF THE BUYER

         Section 4.1       Organization............................................................19
         Section 4.2       Authority Relative to this Agreement....................................19
         Section 4.3       Consents and Approvals; No Violation....................................19
         Section 4.4       Acquisition of Stock for Investment.....................................20
         Section 4.5       Financing...............................................................20


                                              ARTICLE V


                                      COVENANTS OF THE PARTIES

         Section 5.1       Conduct of the Thor Business............................................20
         Section 5.2       Name Changes............................................................23
         Section 5.3       Access to Information...................................................23
         Section 5.4       Reasonable Best Efforts; Further Assurances.............................24
         Section 5.5       Disclosure Supplements..................................................25
         Section 5.6       Public Announcements....................................................25
         Section 5.7       Sales and Transfer Taxes and Fees.......................................26
         Section 5.8       Intercompany Accounts...................................................26
         Section 5.9       Non-Competition; Non-Solicitation.......................................26
         Section 5.10      Export Matters..........................................................27
         Section 5.11      Nonassignable Contracts, Leases and Permits.............................27
         Section 5.12      Distribution of Property................................................28
         Section 5.13      Audited 2000 Year End Balance Sheet.....................................28
         Section 5.14      Transitional Services Agreement.........................................29
         Section 5.15      Certain Litigation Following the Closing................................29
         Section 5.16      Cooperation for Insurance Recovery......................................29
         Section 5.17      No Solicitation.........................................................29

                                             ARTICLE VI


                                   EMPLOYEES AND EMPLOYEE BENEFITS

         Section 6.1       Continued Employment....................................................30
         Section 6.2       Employee Plans..........................................................30
         Section 6.3       Retained Employees and Retained Company Plans...........................30


                                             ARTICLE VII


                                         CLOSING CONDITIONS

         Section 7.1       Conditions to Each Party's Obligations to Effect
                           the Transactions Contemplated Hereby....................................31
         Section 7.2       Conditions to the Obligations of the Seller to Effect
                           the Transactions Contemplated Hereby....................................31
         Section 7.3       Conditions to the Obligations of the Buyer to Effect
                           the Transactions Contemplated Hereby....................................32
         Section 7.4       Certificates............................................................32


                                            ARTICLE VIII


                                     TERMINATION AND ABANDONMENT

         Section 8.1       Termination.............................................................33
         Section 8.2       Procedure and Effect of Termination.....................................33


                                             ARTICLE IX


                                         CERTAIN TAX MATTERS

         Section 9.1       Tax Matters.............................................................34
         Section 9.2       Indemnity for Taxes.....................................................37

                                              ARTICLE X


                                           INDEMNIFICATION

         Section 10.1      Survival of Representations and Warranties..............................39
         Section 10.2      Indemnification.........................................................40
         Section 10.3      Limitations on Liability................................................40
         Section 10.4      Defense of Claims.......................................................41
         Section 10.5      Exclusive Remedy........................................................42
         Section 10.6      Seller Environmental Indemnity..........................................42
         Section 10.7      Termination of Section 3.10.............................................46

                                             ARTICLE XI


                                      MISCELLANEOUS PROVISIONS

         Section 11.1      Expenses................................................................46
         Section 11.2      Counterparts; Effectiveness.............................................46
         Section 11.3      Governing Law...........................................................46
         Section 11.4      Notices.................................................................46
         Section 11.5      Assignment; Binding Effect..............................................47
         Section 11.6      Severability............................................................47
         Section 11.7      Enforcement of Agreement................................................48
         Section 11.8      Entire Agreement; No Third-Party Beneficiaries..........................48
         Section 11.9      Headings................................................................48
         Section 11.10     Definitions.............................................................48
         Section 11.11     Finders or Brokers......................................................48
         Section 11.12     Amendment or Supplement.................................................49
         Section 11.13     Extension of Time, Waiver, Etc..........................................49
         Section 11.14     Jurisdiction............................................................49
         Section 11.15     WAIVER OF JURY TRIAL....................................................49


         Exhibit A-- Net Working Capital Calculation..............................................A-1

                             INDEX OF DEFINED TERMS


DEFINED TERM                                                                                SECTION


Affiliated Group..............................................................................3.10(a)
affiliates......................................................................................11.10
After-Tax Amount...............................................................................9.1(k)
Agreement.......................................................................................Intro
Audited 2000 Year End Balance Sheet..............................................................5.13
Audited 2000 Year End Balance Sheet Accounting Principles........................................5.13
Balance Sheet Footnotes...........................................................................3.5
Base Claim....................................................................................10.3(a)
best knowledge of the Seller....................................................................11.10
Buyer...........................................................................................Intro
Buyer Disclosure Schedule.........................................................................5.5
Buyer Reimbursable Claim......................................................................10.6(f)
Buyer Returns..................................................................................9.1(a)
Buyer Indemnified Parties.....................................................................10.6(a)
Cap Ex Plan....................................................................................5.1(n)
CERCLA........................................................................................3.12(d)
Closing...........................................................................................2.1
Code...........................................................................................3.9(b)
Confidentiality Agreement......................................................................5.3(b)
Company.........................................................................................Intro
Company Common Stock............................................................................Intro
Company Environmental Condition...............................................................10.6(f)
Company Environmental Liability...............................................................10.6(f)
Company Facility...............................................................................5.3(a)
Company Plans..................................................................................3.9(a)
Company Subsidiary................................................................................3.1
Company Subsidiary Common Stock................................................................3.2(b)
Company Subsidiary Distribution...............................................................5.12(b)
Company Title IV Plan..........................................................................3.9(f)
Computer Software.............................................................................3.11(c)
Consolidated Income Tax Return.................................................................9.1(k)
Contracts.........................................................................................2.2
control.........................................................................................11.10
Copyrights....................................................................................3.11(c)
Cordant Holding.................................................................................Intro
Covenant Period...................................................................................5.9
Direct Claim..................................................................................10.4(c)
Distributed Property..........................................................................5.12(a)
Distribution..................................................................................5.12(a)
Effective Date....................................................................................2.1

Effective Date Balance Sheet...................................................................1.4(c)
Effective Date Net Working Capital Amount......................................................1.4(f)
Environmental Action..........................................................................10.6(f)
Environmental Claim........................................................................3.12(h)(i)
Environmental Law.........................................................................3.12(h)(ii)
Environmental Permits.........................................................................3.12(a)
ERISA..........................................................................................3.9(a)
ERISA Affiliate................................................................................3.9(a)
Foreign Plans..................................................................................3.9(a)
GAAP..............................................................................................3.6
Governmental Entity...............................................................................3.4
Government Contract...........................................................................3.20(a)
Government Contract Law......................................................................10.16(f)
Government Subcontract........................................................................3.20(a)
Hazardous Materials......................................................................3.12(h)(iii)
Howmet..........................................................................................Intro
HSR Act...........................................................................................2.1
Huck............................................................................................Intro
including.......................................................................................11.10
Indemnifiable Losses..........................................................................10.1(c)
Indemnifying Party............................................................................10.1(c)
Indemnitee....................................................................................10.1(c)
Indemnity Payment.............................................................................10.1(c)
Independent Accountants........................................................................1.4(c)
Intellectual Property.........................................................................3.11(c)
IRS............................................................................................3.9(b)
Law..............................................................................................3.13
Leased Real Property..........................................................................3.16(a)
Liens..........................................................................................3.2(a)
Material Adverse Effect...........................................................................3.1
Material Contracts...............................................................................3.17
Morton.......................................................................................10.16(f)
Morton Distribution Agreement................................................................10.16(f)
Ogden...........................................................................................Intro
Owned Real Property...........................................................................3.16(a)
Patents.......................................................................................3.11(c)
Permitted Liens...............................................................................3.16(a)
person..........................................................................................11.10
Post-Closing Taxes.............................................................................9.1(d)
Pre-Closing Taxes..............................................................................9.1(d)
Preliminary Effective Date Balance Sheet.......................................................1.4(a)
Preliminary Effective Date Net Working Capital Calculation.....................................1.4(a)
Purchase Price....................................................................................1.2
Representative................................................................................10.6(d)
Release.......................................................................................10.6(f)
Remidial Action..............................................................................10.16(f)
Remediation Standards.........................................................................10.6(f)

Response to a Company Environmental Condition.................................................10.6(f)
Retained Employees................................................................................6.4
Sale of the Company..............................................................................5.17
Seller..........................................................................................Intro
Seller Disclosure Schedule................................................................Article III
Seller Responsible Amount.....................................................................10.6(f)
Seller Returns.................................................................................9.1(b)
Shares..........................................................................................Intro
Straddle Tax Period............................................................................9.1(a)
subsidiaries....................................................................................11.10
Tax Benefit....................................................................................9.2(c)
Tax Indemnified Party..........................................................................9.2(e)
Tax Indemnifying Party.........................................................................9.2(e)
Tax Return....................................................................................3.10(c)
Tax Third Party Claim..........................................................................9.2(e)
Taxes.........................................................................................3.10(c)
Termination Date..................................................................................5.1
Third Party Claim.............................................................................10.1(c)
Thor Business.....................................................................................3.7
Trademarks....................................................................................3.11(c)
Unaudited Interim Balance Sheet...................................................................3.5
1999 Year End Balance Sheet.......................................................................3.5
1999 Year End Financial Statements................................................................3.5

      STOCK PURCHASE AGREEMENT, dated as of January 30, 2001 (the "Agreement"), between Alcoa Inc., a Pennsylvania corporation (the "Seller"), and Alliant Techsystems Inc., a Delaware corporation (the "Buyer").

      WHEREAS, the Buyer desires to purchase, and the Seller desires to sell, all of the issued and outstanding shares of common stock, par value $1.00 per share (the "Company Common Stock" or the "Shares"), of Cordant Technologies Inc., a Delaware corporation and a direct, wholly owned subsidiary of the Seller (the "Company");

      WHEREAS, at or prior to the Closing, the Company shall distribute all of the capital stock of Cordant Holding Company ("Cordant Holding"), Huck International, Inc. ("Huck"), Howmet International Inc. ("Howmet") and Ogden Foreign Sales Corporation ("Ogden") and certain other assets and liabilities to the Seller or one of its wholly owned subsidiaries; and

      WHEREAS, this Agreement and the transactions contemplated hereby have been approved by all necessary action on the part of the Seller and the Buyer.

      NOW THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements hereinafter set forth, and intending to be legally bound hereby, the Buyer and the Seller agree as follows:


                                    ARTICLE I


                       SALE OF STOCK AND TERMS OF PAYMENT


      Section 1.1 THE SALE. Upon the terms and subject to the conditions of this Agreement, on the Effective Date the Seller will sell, assign, transfer and deliver to the Buyer, and the Buyer will accept and purchase from the Seller, 100 shares of Company Common Stock, constituting all of the issued and outstanding shares of Company Common Stock.

      Section 1.2 PURCHASE PRICE. Upon the terms and subject to the conditions contained in this Agreement, in reliance upon the representations, warranties and agreements of the Seller contained herein, and in consideration of the aforesaid sale, assignment, transfer and delivery of the Shares, on the Effective Date the Buyer will pay or cause to be paid to the Seller a total of $685,000,000 in cash (the "Purchase Price"). The Purchase Price shall be subject to adjustment as provided in Section 1.4 hereof.

      Section 1.3 MANNER OF PAYMENT. At the Closing the Buyer shall pay the Purchase Price to the Seller by wire transfer of immediately available funds to a bank account designated by the Seller in writing at least 3 business days prior to the date of the Closing.

      Section 1.4 PURCHASE PRICE ADJUSTMENT.

            (a) Within 30 days following the Effective Date, the Seller shall, at its expense, cause a condensed consolidated balance sheet of the Company and the Company Subsidiary as of the Effective Date (the "Preliminary Effective Date Balance Sheet") to be prepared and delivered to the Buyer. The Preliminary Effective Date Balance Sheet will present fairly the consolidated financial position of the Company and the Company Subsidiary as of the Effective Date and will be prepared in conformity with the Audited 2000 Year End Balance Sheet Accounting Principles, consistently applied.

      The Preliminary Effective Date Balance Sheet shall be accompanied by a calculation (the "Preliminary Effective Date Net Working Capital Calculation") of the Effective Date Net Working Capital Amount in conformity with Exhibit A attached hereto.

            (b) Upon receipt of the Preliminary Effective Date Balance Sheet and the Preliminary Effective Date Net Working Capital Calculation, the Buyer and its independent public accountants shall have the right during the succeeding 30-day period to review, at the Buyer's expense, the Preliminary Effective Date Balance Sheet and to examine and review all records and work papers and other supporting documents used to prepare the Preliminary Effective Date Balance Sheet. The Buyer shall notify the Seller in writing on or before the last day of such 30-day period of any good faith objections only to those items included in the Preliminary Effective Date Balance Sheet that affect the Preliminary Effective Date Net Working Capital Calculation and only to the extent that they are not prepared in conformity with the Audited 2000 Year End Balance Sheet Accounting Principles, consistently applied, setting forth a reasonably specific description of the Buyer's objections and the amount of each objection. If the Buyer does not deliver such notice within such 30-day period, the Preliminary Closing Date Balance Sheet and the Preliminary Effective Date Net Working Capital Calculation shall be deemed to have been accepted by the Buyer.

            (c) If the Buyer in good faith objects to the Preliminary Closing Date Balance Sheet and the Preliminary Effective Date Net Working Capital Calculation, the Seller and the Buyer shall attempt to resolve any such objections within 10 business days following the Seller's receipt of the Buyer's objections. If the Seller and the Buyer are unable to resolve all of their differences within such 10-business day period, they shall jointly appoint an impartial nationally recognized independent certified public accounting firm (the "Independent Accountants") mutually acceptable to the Buyer and the Seller (or, if they cannot agree on a mutually acceptable firm, they shall cause their respective accounting firms to select such a firm) within 5 business days following such 10 business day period to resolve only such issues that remain disputed between the parties with respect to the calculation of the Effective Date Net Working Capital Amount. The Seller and the Buyer shall provide to the Independent Accountants full cooperation. The Independent Accountants shall be instructed to reach their conclusion regarding the remaining disputed items and the calculation of the Effective Date Net Working Capital Amount within 15 business days. Any such resolution shall be made applying the principles set forth in this Section 1.4 and shall be conclusive and binding on the Buyer and the Seller. The Preliminary Effective Date Balance Sheet and Preliminary Effective Date Net Working Capital Calculation after the acceptance thereof by the Buyer or the resolution of all disputes in connection therewith are referred to herein as the "Effective Date Balance Sheet" and the "Effective Date Net Working Capital Amount," respectively.

            (d) If the Effective Date Net Working Capital Amount is an amount less than $73,000,000, then the Purchase Price shall be reduced by the amount of such deficit. Any such adjustment in the Purchase Price pursuant to this Section 1.4(d) shall be paid by the Seller to the Buyer by wire transfer of immediately available funds to an account designated in writing by the Buyer. Any payment required to be paid pursuant to this Section 1.4(d) shall be made within two business days after the Preliminary Effective Date Balance Sheet and Preliminary Effective Date Net Working Capital Calculation become final and binding on the parties.

            (e) If the Effective Date Net Working Capital Amount is an amount greater than $79,000,000, then the Purchase Price shall be increased by the amount of such excess. Any such adjustment in the Purchase Price pursuant to this Section 1.4(e) shall be paid by the Buyer to the Seller by wire transfer of immediately available funds to an account designated in writing by the Seller. Any payment required to be paid pursuant to this Section 1.4(e) shall be made within two business days after the Preliminary Effective Date Balance Sheet and Preliminary Effective Date Net Working Capital Calculation become final and binding on the parties.

            (f) For purposes of this Section 1.4, "Effective Date Net Working Capital Amount" shall mean (x) the sum of the amounts of the line items under the caption "Current Assets" reflected on Exhibit A minus (y) the sum of the amounts of the line items under the caption "Current Liabilities" reflected on Exhibit A.

            (g) The fees and expenses of the Independent Accountants shall be borne equally by the Buyer and the Seller.


                                   ARTICLE II


                                   THE CLOSING


      Section 2.1 TIME AND PLACE OF CLOSING. Upon the terms and subject to the conditions contained in this Agreement, the closing of the transactions contemplated by this Agreement (the "Closing") will take place at Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York on the first business day following the later to occur of (i) the date of expiration or termination of all waiting periods, including any extensions thereof, which are applicable to the transactions contemplated by this Agreement pursuant to Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the rules and regulations thereunder, and (ii) the date on which all of the conditions to each party's obligations hereunder have been satisfied or waived; or at such other place or time or both as the parties may agree. The date and time on which the Closing actually occurs and the transactions contemplated hereby become effective is referred to herein as the "Effective Date."

      Section 2.2 DELIVERIES BY THE SELLER. At the Closing the Seller will deliver the following to the Buyer:

                  (i) Stock certificates representing the Shares accompanied by stock powers duly endorsed in blank or accompanied by duly executed instruments of transfer, with all necessary transfer tax and other revenue stamps affixed thereto.

                  (ii) The resignations of all members of the Board of Directors of the Company and the Company Subsidiary.

                  (iii) The stock books, stock ledgers, minute books and
            corporate seals of the Company and the Company Subsidiary (such books, ledgers and seals located at the Company or the Company Subsidiary shall be deemed to have been delivered to the Buyer at the Closing by virtue of the delivery of the stock certificates referred to in Section 2.2(i)).

                  (iv) The certificates and other documents contemplated by
            Sections 7.3 and 7.4.

                  (v) All other documents, instruments and writings required to be delivered by the Seller at or prior to the Effective Date pursuant to this Agreement or otherwise required in connection herewith.

                  (vi) Copies of all leases, agreements or other contracts
            ("Contracts") to which the Company or the Company Subsidiary is a party; all Company Plan documents; employee records for each of the employees to be hired by the Buyer; all customer correspondence relating to the operation of the Thor Business; all non-confidential correspondence with any Governmental Entity relating to the Thor Business; and all other records or documents (including from Governmental Entities) that relate to the Company or the Company Subsidiary, in each case that are not located at one of the facilities of the Company or the Company Subsidiary at the Effective Date.

      Section 2.3 DELIVERIES BY THE BUYER. At the Closing, the Buyer will deliver the following to the Seller:

                  (i) The Purchase Price due the Seller in accordance with
            Section 1.3.

                  (ii) The certificates and other documents contemplated by
            Sections 7.2 and 7.4.

                  (iii) All other documents, instruments and writings required to be delivered by the Buyer at or prior to the Effective Date pursuant to this Agreement or otherwise required in connection herewith.


                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER


      Except as set forth on the applicable schedule delivered by the Seller to the Buyer prior to the execution and delivery of this Agreement (the "Seller Disclosure Schedule"), the Seller represents and warrants to the Buyer as follows; PROVIDED, HOWEVER, the Seller makes no representation or warranty with respect to the Distributed Property:

      Section 3.1 ORGANIZATION, STANDING AND QUALIFICATION OF THE COMPANY AND THE COMPANY SUBSIDIARY. Each of the Company and Thor Technologies Interna tional, Inc., a Delaware corporation (the "Company Subsidiary"), is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation, and each has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each of the Company and the Company Subsidiary is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary. Section 3.1 of the Seller Disclosure Schedule sets forth a complete and correct list of all jurisdictions in which the Company and the Company Subsidiary is qualified or licensed to do business. As used in this Agreement, any reference to any state of facts, event, change or effect having a "Material Adverse Effect" on or with respect to the Company or the Buyer as the case may be, means such state of facts, event, change or effect that has had, or could reasonably be expected to have, a material adverse effect on the business, results of operations, assets or financial condition of the Company and the Company Subsidiary, taken as a whole, or the Buyer and its subsidiaries, taken as a whole as the case may be. The Seller has delivered or made available to the Buyer copies of the certificate of incorporation and by-laws (or other similar charter documents) of the Company and the Company Subsidiary. Such certificates of incorporation and by-laws (or other similar charter documents) are complete and correct and in full force and effect, and neither the Company nor the Company Subsidiary is in violation of any of the provisions of its certificate of incorporation or by-laws (or other similar charter documents).

      Section 3.2 CAPITALIZATION.

            (a) The authorized capital stock of the Company consists of 100 shares of Company Common Stock, all of which are issued and outstanding. All of the Shares are owned beneficially and of record by the Seller and are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. Except for the transactions contemplated by this Agreement, there is no subscription, option, warrant, call, right, agreement or commitment relating to the issuance, sale, delivery, transfer, voting or redemption by the Company or the Seller (including any right of conversion or exchange under any outstanding security or other instrument) of the Company Common Stock or any other shares of capital stock of the Company. The Seller has, and upon consummation of the transactions contemplated hereby the Buyer will acquire, good title to the Shares, free and clear of all pledges, security interests, liens, charges, encumbrances, equities, claims and options of whatever nature ("Liens"), except for those created by the Buyer.

            (b) The authorized, issued and outstanding shares of capital stock of the Company Subsidiary is set forth in Section 3.2(b) of the Seller Disclosure Schedule. All of the issued and outstanding shares of capital stock of the Company Subsidiary (the "Company Subsidiary Common Stock") will be owned beneficially and of record, as of the Effective Date, by the Company. All of the issued and outstanding shares of Company Subsidiary Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. There is no subscription, option, warrant, call, right, agreement or commitment relating to the issuance, sale, delivery, transfer, voting or redemption by the Company, the Company Subsidiary or the Seller (including any right of conversion or exchange under any outstanding security or other instrument) of the shares of Company Subsidiary Common Stock or any other shares of capital stock of the Company Subsidiary. The Company has indirectly, and upon consummation of the transactions contemplated hereby the Buyer will indirectly acquire, good title to the shares of Company Subsidiary Common Stock, free and clear of all Liens, except for those created by the Buyer.

            (c) Other than the Company Subsidiary Common Stock and except as set forth in Section 3.2(c) of the Seller Disclosure Schedule, neither the Company nor the Company Subsidiary has any equity or debt investment or interest, directly or indirectly, in any person.

      Section 3.3 AUTHORITY RELATIVE TO THIS AGREEMENT. The Seller has the corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Seller and the consummation by the Seller of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of the Seller. This Agreement has been duly and validly executed and delivered by the Seller and, assuming the due authorization, execution and delivery by the Buyer, constitutes a valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms.

      Section 3.4 CONSENTS AND APPROVALS; NO VIOLATION. Except as set forth in
Section 3.4 of the Seller Disclosure Schedule and except for applicable requirements of the HSR Act and the anti-competition Laws of the European Union or any foreign jurisdiction in which the Seller, the Company, the Company Subsidiary, the Buyer or any of its subsidiaries has material assets or conducts material operations, neither the execution and delivery of this Agreement by the Seller nor the consummation by the Seller of the transactions contemplated hereby nor compliance by the Seller with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the certificate of incorporation or by-laws (or other similar charter documents) of the Company or the Company Subsidiary, (ii) require any filing by the Seller or any of its subsidiaries with, or permit, authorization, consent or approval of, any federal, regional, state or local court, arbitrator, tribunal, administrative agency or commission or other governmental or regulatory authority or agency, whether U.S. or foreign

(a "Governmental Entity"), (iii) result in a breach of or default (or give rise to any right of payment, termination, cancellation or acceleration) (whether after the giving of notice or lapse of time or both) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement, lease or other similar instrument or obligation to which the Seller, the Company or the Company Subsidiary is a party or by which any of their respective properties or assets may be bound, or (iv) violate any order, judgment, writ, injunction, decree, judgment, permit, license, ordinance or Law applicable to the Seller, the Company, the Company Subsidiary or any of their respective properties or assets, excluding from the foregoing clauses (ii),
(iii) and (iv) such filings, breaches, defaults and violations which, in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Company or prevent or substantially delay the consummation of the transactions contemplated hereby.

      Section 3.5 FINANCIAL STATEMENTS. The Seller has previously furnished to the Buyer (i) the unaudited condensed consolidated pro forma balance sheet of the Company as of December 31, 1999 (the "1999 Year End Balance Sheet"); and
(ii) the unaudited condensed consolidated pro forma balance sheet of the Company and the Company Subsidiary as of September 30, 2000 (the "Unaudited Interim Balance Sheet"). The Unaudited Interim Balance Sheet (a) was prepared in accordance with the "Basis of Financial Statement Presentation" footnote (draft 12-14-00 pro forma, subject to revision) previously furnished to the Buyer (the "Balance Sheet Footnotes") and (b) presents fairly in all material respects the consolidated financial position of the Company and the Company Subsidiary as of its date (subject to the absence of footnotes and normal year-end, audit adjustments consistent with prior periods). The Seller has previously furnished to the Buyer the Thor divisional income statements, balance sheets and statements of cash flows dated November 20, 2000 included in Section 3.5 of the Seller Disclosure Schedule which were prepared from the books and records of the Thor Business.

      Section 3.6 UNDISCLOSED LIABILITIES. Neither the Company nor the Company Subsidiary has any liability or obligation of any nature required by generally accepted accounting principles in the United States ("GAAP") to be reflected in a consolidated balance sheet of the Company and the Company Subsidiary whether or not accrued, contingent or otherwise, and there is no existing condition, situation or set of circumstances which could be expected to result in such a liability or obligation, except liabilities or obligations (a) reflected in the Unaudited Interim Balance Sheet or the Balance Sheet Footnotes, or (b) which, individually or in the aggregate, could not have a Material Adverse Effect on the Company.

      Section 3.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in
Section 3.7 of the Seller Disclosure Schedule and except as otherwise contemplated by this Agreement, since the date of the Unaudited Interim Balance
Sheet: (a) the propulsion business and operations of the Company and the Company Subsidiary (the "Thor Business") has been conducted in all material respects in the ordinary course, and (b) there has not been any Material Adverse Effect on the Company.

      Section 3.8 LEGAL PROCEEDINGS, ETC. Except as set forth in Section 3.8 of the Seller Disclosure Schedule (which, with respect to each action disclosed therein, sets forth the parties, nature of the proceeding and date and method commenced), there are no civil, criminal or administrative claims, actions, suits, proceedings, arbitrations or investigations pending or judgments, decrees or orders outstanding or, to the best knowledge of the Seller, threatened by or before any Governmental Entity against or affecting the Company or the Company Subsidiary or any of their respective properties or assets at law or in equity which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on the Company or would prevent or substantially delay consummation of the transactions contemplated hereby. Except as set forth in
Section 3.8 of the Seller Disclosure Schedule, as of the date hereof, neither the Company nor the Company Subsidiary is presently engaged in any legal action to recover money due to it or damages sustained by it. Section 3.8 of the Seller Disclosure Schedule sets forth all material civil, criminal or administrative claims, actions, suits, proceedings, arbitrations or investigations by or before any Governmental Entity against or affecting the Company or the Company Subsidiary pending as of the date of this Agreement.

      Section 3.9 EMPLOYEE BENEFIT PLANS; ERISA.

            (a) Section 3.9 of the Seller Disclosure Schedule contains a true and complete list of each material deferred compensation, incentive compensation or equity compensation plan; "welfare" plan, fund or program (within the meaning of section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")); "pension" plan, fund or program (within the meaning of section 3(2) of ERISA); each material employment, consulting, termination or severance agreement; and each other material employee benefit plan, fund, program, agreement or arrange ment, in each case, that is sponsored, maintained or contributed to or required to be contributed to by the Company or by any trade or business, whether or not incorporated (an "ERISA Affiliate"), that together with the Company would be deemed a "single employer" within the meaning of section 4001(b) of ERISA, or to which the Company or an ERISA Affiliate is party, for the benefit of any employee or former employee of the Company or the Company Subsidiary, or pursuant to which the Company or an ERISA Affiliate has any obligation to any employee or former employee of the Company or the Company Subsidiary (the "Company Plans"), including without limitation with respect to the foregoing Company Plans that are maintained outside the United States primarily for the benefit of persons who are not citizens or residents of the United States ("Foreign Plans"). The Company and the Company Subsidiary do not have any material liabilities or obligations with respect to Foreign Plans (whether or not accrued, contingent or otherwise) which are not reflected in the Unaudited Interim Balance Sheet or the Balance Sheet Footnotes to the extent required to be so reflected.

            (b) With respect to each Company Plan, the Seller has made available to the Buyer true and complete copies thereof and any amendments thereto, any related trust or other funding vehicle, any reports or summaries required under ERISA or the Code and the most recent determination letter received from the Internal Revenue Service (the "IRS") with respect to each Company Plan intended to qualify under Section 401 of the Code.

            (c) No liability under Title IV or section 302 of ERISA has been incurred by the Company or any ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to the Company or any ERISA Affiliate of incurring any material liability, other than liability for premiums due to the Pension Benefit Guaranty Corporation (which premiums have been paid when due).

            (d) With respect to each Company Plan that is a "pension" plan, fund or program (within the meaning of section 3(1) of ERISA), the present value of accrued benefits under such plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such plan's actuary with respect to such plan did not exceed, as of its latest valuation date, the then current value of the assets of such plan allocable to such accrued benefits.

            (e) There has been no "reportable event" (within the meaning of section 4043 of ERISA and regulations and interpretations thereunder) for which the thirty day notice period is not waived pursuant to section 4043 of ERISA or the regulations promulgated thereunder, which has not been fully and accurately reported in a timely fashion, as required, or which, whether or not reported or reportable, would constitute grounds for the Pension Benefit Guaranty Corporation to institute termination proceedings with respect to any Company Plan, and the consummation of the transactions contemplated hereby will not constitute such a "reportable event" or otherwise require notification to or approval from the Pension Benefit Guaranty Corporation.

            (f) No Company Plan that is subject to Title IV (a "Company Title IV Plan") is a "multiemployer pension plan," as defined in section 3(37) of ERISA, nor is any Company Title IV Plan a plan described in section 4063(a) of ERISA.

            (g) Each Company Plan has been operated and administered substantially in accordance with its terms and in substantial compliance with applicable Law, including but not limited to ERISA and the Code, and each Company Plan intended to be "qualified" within the meaning of section 401(a) of the Code is so qualified and the trusts maintained thereunder are exempt from taxation under section 501(a) of the Code.

            (h) There has been no "prohibited transactions" (within the meaning of section 406 of ERISA and section 4975 of the Code) or breaches of any of the duties imposed on "fiduciaries" (within the meaning of section 3(21) of ERISA) by ERISA with respect to the Company Plans that could result in any material liability or material excise Tax under ERISA or the Code being imposed on the Company or an ERISA Affiliate.

            (i) Section 3.9 of the Seller Disclosure Schedule sets forth each Company Plan which provides medical, surgical, hospitalization, death or similar benefits (whether or not insured) for employees or former employees of the Company or the Company Subsidiary for periods extending beyond their retirement or other termination of service, other than (i) coverage mandated by applicable Law, (ii) death benefits under any "pension plan," or (iii) benefits the full cost of which is borne by the current or former employee (or his beneficiary).

            (j) No payments made under any Company Plan constitute "excess parachute payments" within the meaning of Section 280G of the Code.

            (k) The disallowance of a deduction under section 162(m) of the Code for employee remuneration will not apply to any amount paid or payable to the Company under any contract, Company Plan, program, arrangement or understanding currently in effect.

            (l) With respect to each group health plan benefiting any current or former employee of the Company or an ERISA Affiliate that is subject to section 4980B of the Code, the Seller has substantially complied with (i) the continua tion coverage requirements of section 4980B of the Code and Part 6 of Subtitle B of Title I of ERISA and (ii) the Health Insurance Portability and Accountability Act of 1996.

            (m) Section 3.9 of the Seller Disclosure Schedule sets forth each Company Plan which was funded through a "welfare benefit fund" (as defined in section 419(e) of the Code) and, except as scheduled, no benefits under any Company Plan are or at any time have been provided through a voluntary employees' beneficiary association (within the meaning of section 501(c)(9) of the Code) or a supplemental unemployment benefit plan (within the meaning of section 501(e)(17) of the Code).

            (n) Section 3.9 of the Seller Disclosure Schedule sets forth each Company Plan under which, as a result of the consummation of the transactions contemplated hereby, either alone or in combination with another event, (i) any current or former employee or officer of the Company or any ERISA Affiliate may become entitled to severance pay or any other payment, except as expressly provided in this Agreement, or (ii) compensation due any such employee or officer may become vested, increased or the time of payment thereof may become accelerated.

            (o) Except as set forth on Section 3.8 of the Seller Disclosure Schedule, there are no pending or, to the best knowledge of the Seller, threatened claims by or on behalf of any Company Plan, by any employee or beneficiary covered under any such Company Plan, or otherwise involving any such Company Plan (other than routine claims for benefits).

            (p) There are no pending or scheduled audits of any Company Plan by any Governmental Entity or any pending nor, to the best knowledge of the Seller, threatened claims or penalties resulting from any such audit.

            (q) With respect to any insurance policy providing funding for benefits under any Company Plan, there is no material liability of the Company or any ERISA Affiliate in the nature of a retroactive rate adjustment, loss sharing agreement or other actual or contingent liability, nor would there be any such material liability if such insurance policy was terminated on the date hereof.

      Section 3.10 TAXES. Except as set forth in Section 3.10 of the Seller Disclosure Schedule:

            (a) All material federal, state, local and foreign Tax Returns relating to the business and operations of the Thor Business required to be filed by or on behalf of the Company and the Company Subsidiary and each affiliated, combined, consolidated or unitary group of which the Company or the Company Subsidiary is a member (an "Affiliated Group") have been timely filed or requests for extensions have been timely filed and any such extension has been granted and has not expired, and all such filed Tax Returns are complete and accurate in all material respects. All material Taxes relating to the Thor Business due and owing by the Company, the Company Subsidiary or any Affiliated Group have been paid, or adequate reserves therefor have been established. There is no audit, examination, deficiency, refund litigation, proposed adjustment or matter in controversy relating to the Thor Business with respect to any Taxes due and owing by the Company, the Company Subsidiary or any Affiliated Group. All assessments for Taxes relating to the Thor Business and due and owing by the Company, the Company Subsidiary or any Affiliated Group with respect to completed and settled examinations or concluded litigation have been paid. The federal income Tax Returns of the Affiliated Group have been examined, and such examina tions have been resolved, or the statute of limitations has expired, for all taxable years through June 30, 1997. Neither the Company nor the Company Subsidiary has any liability under Treasury Regulation Section 1.1502-6 or by Contract or otherwise for Taxes of a material amount of any person other than the Company and the Company Subsidiary. The Company and the Company Subsidiary have complied in all material respects with all rules and regulations relating to the payment and withholding of Taxes with respect to the Thor Business.

            (b) Neither the Company nor the Company Subsidiary has (i) entered into a closing agreement or other similar agreement with a taxing authority relating to Taxes of the Thor Business with respect to a taxable period for which the statute of limitations is still open, or (ii) granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any U.S. federal income Tax relating to the Thor Business, in either case, that is still outstanding. There are no Liens relating to Taxes upon the assets of the Company or the Company Subsidiary other than Liens relating to Taxes not yet due and payable. Neither the Company nor the Company Subsidiary is a party to or is bound by any Tax sharing agreement, Tax indemnity obligation or similar agreement in respect of Taxes.

            (c) For purposes of this Agreement: (i) "Taxes" shall include any and all U.S. federal, state, local and foreign taxes, including income, alternative or add-on minimum, gross receipts, profits, lease, service, service use, wage, employment, workers compensation, business occupation, environmental, estimated, excise, sales, use, transfer, license, payroll, franchise, severance, stamp, occupation, windfall profits, withholding, social security, unemployment, disability, ad valorem, capital stock, paid in capital, recording, registration, property, real property gains, value added, business license, custom duties and other taxes, charges, fees, levies, imposts, duties or assessments of any kind whatsoever, imposed or required to be withheld by any Tax authority, including any interest, additions to Tax or penalties applicable or related thereto, and
(ii) "Tax Return" includes any return, report or similar statement (including the attached schedules) required to be filed with respect to any Tax, including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

      Section 3.11 INTELLECTUAL PROPERTY.

            (a) The Company and the Company Subsidiary own or have valid rights to use all items of Intellectual Property utilized in the conduct of the Thor Business as presently conducted free and clear of all Liens with such exceptions as could not have, individually or in the aggregate, a Material Adverse Effect on the Company.

            (b) Except as could not individually or in the aggregate have a Material Adverse Effect on the Company, (i) neither the Company nor the Company Subsidiary is in default (or with the giving of notice or lapse of time or both, would be in default) under any license or other grant to use such Intellectual Property, (ii) such Intellectual Property is not being infringed by any third party, (iii) neither the Company nor the Company Subsidiary is infringing any Intellectual Property of any third party, and (iv) in the last three years neither the Company nor the Company Subsidiary has received any written claim or notice of infringement from any third party. Except as set forth in Section 3.11(b)(i) of the Seller Disclosure Schedule, none of the Seller, the Company or the Company Subsidiary has granted any license or other right to any other person with respect to the Intellectual Property owned by the Company. Each person presently or previously employed by the Company (including independent contractors, if any) in a research and development position has executed a confidentiality and non- disclosure agreement in substantially the same form as the form previously provided by the Seller to the Buyer.

            (c) As used in this Agreement, "Intellectual Property" means all of the following: (i) U.S. and foreign registered and unregistered trademarks and pending trademark applications, trade dress, service marks, logos, trade names, brand names, corporate names, assumed names and business names and all registrations and applications to register the same (the "Trademarks"); (ii) issued U.S. and foreign patents and pending patent applications, invention disclosures, and any and all divisions, continuations, continuations-in-part, reissues, continuing patent applications, reexaminations, and extensions thereof, any counterparts claiming priority therefrom, utility models, patents of importation/confirmation, certificates of invention, certificates of registration and like statutory rights (the "Patents"); (iii) U.S. and foreign copyrights (including, but not limited to, those in computer software and databases), rights of publicity, and all registrations and applications to register the same (the "Copyrights"), (iv) all categories of trade secrets as defined in the Uniform Trade Secrets Act and under corresponding foreign statutory and common law, including, but not limited to, business, technical and know-how information; (v) all licenses and agreements pursuant to which the Company or the Company Subsidiary has acquired rights in or to any Trademarks, Patents, trade secrets, technology, know-how, Computer Software, rights of publicity or Copyrights, or licenses and agreements pursuant to which the Company has licensed or transferred the right to use any of the foregoing; and
(vi) all computer software, data files, source and object codes, user interfaces, manuals and other specifications and documentation and all know-how relating thereto (collectively, "Computer Software").

      Section 3.12 ENVIRONMENTAL MATTERS.

            (a) Each of the Company and the Company Subsidiary has obtained all licenses, permits, authorizations, approvals and consents from Governmen tal Entities which are required under any applicable Environmental Law and necessary for it to carry on its business or operations as now conducted ("Environmental Permits"), except for such failures to have Environmental Permits which, individually or in the aggregate, could not have a Material Adverse Effect on the Company. Each of such Environmental Permits is in full force and effect, and each of the Company and the Company Subsidiary is in compliance with the terms and conditions of all such Environmental Permits and with all applicable Environmental Laws, except for such failures to be in full force and effect or in compliance which, individually or in the aggregate, could not have a Material Adverse Effect on the Company.

            (b) There are no Environmental Claims pending or, to the best knowledge of the Seller, threatened against the Company or the Company Subsidiary, or, to the best knowledge of the Seller, for which the Company or the Company Subsidiary is liable, that, individually or in the aggregate, could have a Material Adverse Effect on the Company.

            (c) To the best knowledge of the Seller, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, threatened release or presence of any Hazardous Material on-site or at off-site, non-owned or non-leased locations, that could form the basis of any Environmental Claim against the Company or the Company Subsidiary, or for which the Company or the Company Subsidiary is liable, except for such Environmental Claims which, individually or in the aggregate, could not have a Material Adverse Effect on the Company.

            (d) To the best knowledge of the Seller, except as disclosed in the materials previously made available to the Buyer, no site or facility now or previously owned, operated or leased by the Company or the Company Subsidiary is listed or proposed for listing on the National Priorities List promulgated pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and the rules and regulations thereunder ("CERCLA") or equivalent state statutes.

            (e) No Liens have arisen under or pursuant to any Environ mental Law on any site or facility owned, operated or leased by the Company or the Company Subsidiary, except for such Liens which could not, individually or in the aggregate, have a Material Adverse Effect on the Company, and no action of any Governmental Entity has been taken or, to the best knowledge of the Seller, is in process which could subject any of such properties to such Liens, except for any such action which, individually or in the aggregate, could not have a Material Adverse Effect on the Company.

            (f) To the best knowledge of the Seller, the Seller has made available to the Buyer copies of all material environmental site assessment reports and environmental audits prepared by or on behalf of the Company or the Company Subsidiary and that are in the Company's, the Company Subsidiary's or the Seller's possession relating to environmental matters of the Thor Business or the Owned Real Property or the Leased Real Property.

            (g) Except for administrative or consent orders or decrees with Governmental Entities entered into prior to the date hereof, none of the Seller, the Company or the Company Subsidiary is a party to any Contract with any Governmental Entity that expressly limits the right of the Seller, the Company or the Company Subsidiary to seek reimbursement or indemnity from any Governmental Entity for all or any portion of the cost of any Environmental Claim.

            (h) As used in this Agreement:


            (i)"Environmental Claim" means any written notice of any violation of any Environmental Law or any written claim, citation, summons or any investigation, action, lawsuit or proceeding by any person pursuant to any Environmental Law or which seeks to impose liability (including, without limitation, liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from (1) the presence, or release or threatened release, of any Hazardous Materials at any location, whether or not owned or operated by the Company or the Company Subsidiary, or
      (2) circumstances which would give rise to any violation, or alleged violation, of any Environmental Law.

            (ii) "Environmental Law" means any Law of any Governmental Entity relating to (1) the generation, treatment, storage, disposal, use, handling, manufacturing, transportation or shipment of Hazardous Materials or (2) the environment or to emissions, discharges, releases or threatened releases of Hazardous Material into the environment.

            (iii) "Hazardous Materials" means (1) any petroleum or petroleum products, radioactive materials or friable asbestos; (2) any chemicals or other materials or substances which are now defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "pollutants," contaminants," "infectious wastes," "hazardous chemicals" or "hazardous pollutants," under any Environmental Law (for the avoidance of doubt, "Hazardous Materials" includes perchlorates); and (3) pesticides.

      Section 3.13 COMPLIANCE WITH LAWS. The Thor Business has not been and is not being conducted in violation of any order, writ, injunction, decree, judgment, permit, license, ordinance, law, statute, rule or regulation of any Governmental Entity ("Law") (PROVIDED that no representation or warranty is made in this Section 3.13 with respect to Environmental Laws), except (a) as described in the Unaudited Interim Balance Sheet or the Balance Sheet Footnotes, and (b) for violations or possible violations which could not, individually or in the aggregate, have a Material Adverse Effect on the Company. Except as set forth in Section 3.13 of the Seller Disclosure Schedule, the Company and the Company Subsidiary facilities are in material compliance with OSHA Laws, including but not limited to Process Safety Management.

      Section 3.14 EMPLOYMENT-RELATED MATTERS. Neither the Company nor the Company Subsidiary has experienced any work stoppages, strikes, collective labor grievances, other collective bargaining disputes or claims of unfair labor practices since January 1, 2000 which could, individually or in the aggregate, have a Material Adverse Effect on the Company. There is no organizational effort presently being made or, to the best knowledge of the Seller, threatened by or on behalf of any labor union with respect to employees of the Company or the Company Subsidiary, except as could not have a Material Adverse Effect on the Company.

      Section 3.15 INSURANCE. The Thor Business is covered under the Seller's insurance policies. Coverage thereunder will terminate on the Effective Date. There is no material claim in respect of the Thor Business by the Seller, the Company or the Company Subsidiary under any such insurance policies as to which coverage has been denied by the insurer or for which the Seller, the Company or the Company Subsidiary has failed to give any notice of claim in a due and timely fashion or as to which, after reviewing the information provided with respect to such claim, the insurer has advised it intends to deny such claim. All premiums due and payable under such policies have been paid and the Seller, the Company and the Company Subsidiary have complied in all material respects with the terms and conditions of all such insurance policies. Such insurance policies are in full force and effect and neither the Seller nor the Company has received any notice or threat by any insurer to revoke or rescind any such insurance policy.

      Section 3.16 REAL PROPERTY.

            (a) Section 3.16 of the Seller Disclosure Schedule lists all real property owned by the Company or the Company Subsidiary (the "Owned Real Property") and all material real property leased by the Company or the Company Subsidiary (the "Leased Real Property"). The Company and the Company Subsidiary have good and marketable title to the Owned Real Property and subsisting leasehold interests in the Leased Real Property (subject in each case to the terms of the applicable leases, subleases and related instruments governing the Company's interests or the Company Subsidiary's interest therein), free and clear of all Liens other than (i) Liens listed or described in the title reports relating to the Owned Real Property and in the leases relating to the Leased Real Property that, in each case, have been made available to the Buyer, (ii) mechanics', carriers', workers', repairmens' or other Liens arising or incurred in the ordinary course of the Thor Business, (iii) Liens for Taxes, assessments and other similar governmental charges which are not due and payable or which may thereafter be paid without penalty, and (iv) easements, covenants, zoning, land use, rights-of-way and other encumbrances or other restrictions and other imperfections of title which do not materially impair the marketability or the continued use of the property subject thereto in the Thor Business as presently conducted. The items referred to in clauses (i) through (iv) of the immediately preceding sentence are referred to as "Permitted Liens."

            (b) The leases and subleases related to the Leased Real Property are valid and subsisting leases or subleases which are in full force and effect. The Seller, the Company or the Company Subsidiary is the tenant or possessor in good- standing under the applicable leases, subleases and related instruments governing the Company's interests or the Company Subsidiary's interests in the Leased Real Property. To the best knowledge of the Seller, there is no event, occurrence, condition or act which, with the giving of notice or the passage of time or both, or the happening of any other event or condition, could reasonably be expected to become a material default or event of default under any such existing leases or subleases. The Seller is in peaceful and undisturbed possession of the space and/or estate under each lease or sublease of which it is a tenant. The Seller has not received any written notice of any appropriation, condemnation or like proceeding or of any violation of any applicable zoning Law relating to or affecting the Owned Real Property or the Leased Real Property, and to the best knowledge of the Seller, no such proceeding has been threatened or commenced.

      Section 3.17 CONTRACTS. The Seller has made available to the Buyer true, correct and complete copies of all Contracts that are material to the Thor Business (the "Material Contracts"). To the best knowledge of the Seller, neither the Company, the Company Subsidiary nor any other party to any Material Contract is in material breach or default under any Material Contract (with or without the lapse of time or the giving of notice, or both).

      Section 3.18 WARRANTY AND PRODUCT LIABILITY CLAIMS. Section 3.18 of the Seller Disclosure Schedule contains, as of the date hereof, a true, correct and complete list of all warranty and liability claims made against the Company and the Company Subsidiary since January 1, 1998 in excess of $250,000, the current status of all such claims and the costs of all actions taken in satisfaction of such claims.

      Section 3.19 RELATIONSHIPS WITH CUSTOMERS AND SUPPLIERS.

            (a) None of Seller, the Company or the Company Subsidiary has received any notice since January 1, 2000 from any customer to the effect that such customer intends to materially reduce or cease doing business with the Company or the Company Subsidiary.

            (b) Since January 1, 2000, there have been no material cancellations of purchase orders or Contracts by customers of the Thor Business, or shipments of products of the Thor Business which have been returned by such customers, or which have been authorized to be so returned, or the acceptance of which has been rejected by such customers for any reason whatsoever except for such returns, cancellations and rejections of items occurring in the ordinary course of the Thor Business.

      Section 3.20 GOVERNMENT CONTRACTS AND SUBCONTRACTS.

            (a) With respect to each Contract, bid or proposal between the Company or the Company Subsidiary and any Governmental Entity (a "Government Contract"), and each Contract, bid or proposal that is a subcontract between the Company or the Company Subsidiary and a third party relating to a Contract between such third party and any domestic or foreign Governmental Entity (a "Government Subcontract"), (i) the Company and the Company Subsidiary have complied in all material respects with all terms and conditions of such Government Contract or Government Subcontract, including all clauses, provisions and requirements incorpo rated expressly, by reference or by operation of Law therein, (ii) all representations and certifications executed, acknowledged or set forth in or pertaining to such Government Contract or Government Subcontract made by the Company or the Company Subsidiary were complete and correct when made, (iii) no Governmental Entity or prime contractor, subcontractor or other person has notified the Company or the Company Subsidiary, in writing or, to the best knowledge of the Seller, orally, that the Company or the Company Subsidiary has breached or violated any Law, certification, representation, clause, provision or requirement pertaining to such Government Contract or Government Subcontract,
(iv) neither the Company nor the Company Subsidiary has received any written notice of termination for convenience, notice of termination for default, cure notice or show cause notice pertaining to such Government Contract or Government Subcontract, (v) other than in the ordinary course of the Thor Business, no cost incurred by the Company or the Company Subsidiary pertaining to such Government Contract or Government Subcontract has been questioned or challenged in writing, is the subject of any audit or investigation or has been disallowed by any Governmental Entity, and (vii) no payments due to the Company or the Company Subsidiary pertaining to such Government Contract or Government Subcontract have been withheld or set off, nor has any written claim been made to withhold or set off money, and the Company and the Company Subsidiary are entitled to all progress payments received to date with respect thereto.

            (b) To the best knowledge of the Seller, neither the Company nor the Company Subsidiary, nor any of the respective directors, officers, employees, consultants or agents of the Company or the Company Subsidiary is or since January 1, 1998 has been under administrative, civil or criminal investigation, indictment or information by any Governmental Entity or any audit or investigation by the Company or the Company Subsidiary with respect to any alleged act or omission arising under or relating to any Government Contract or Government Subcontract.

            (c) Neither the Company nor the Company Subsidiary has been debarred or suspended from participation in the award of contracts with any Governmental Entity (excluding for this purpose ineligibility to bid on certain contracts due to generally applicable bidding requirements). To the best knowledge of the Seller, there exist no facts or circumstances that would warrant the institution of suspension or debarment proceedings or the finding of nonresponsibility or ineligibility on the part of the Company, the Company Subsidiary or any of their respective directors, officers or employees. No payment has been made by or on behalf of the Company or the Company Subsidiary in connection with any Government Contract or Government Subcontract in violation of applicable procurement Laws or in violation of, or requiring disclosure pursuant to, the Foreign Corrupt Practices Act, as amended.

      Section 3.21 LICENSES AND PERMITS. The Thor Business has all material qualifications, registrations, filings, privileges, franchises, immunities, licenses, permits, authorizations and approvals of any and all Governmental Entities or other authorities which are used or required in order for the Company and the Company Subsidiary to own and operate the Thor Business as presently conducted.

      Section 3.22 CONDITION OF TANGIBLE ASSETS. The tangible personal property owned by the Company and the Company Subsidiary is, in the aggregate, in a condition which is adequate to conduct the Thor Business as currently conducted.


                                   ARTICLE IV


                   REPRESENTATIONS AND WARRANTIES OF THE BUYER


      The Buyer represents and warrants to the Seller as follows:

      Section 4.1 ORGANIZATION. The Buyer is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Buyer has heretofore delivered to the Seller complete and correct copies of the certificate of incorporation and by-laws (or other similar charter documents) of the Buyer, as currently in effect.

      Section 4.2 AUTHORITY RELATIVE TO THIS AGREEMENT. The Buyer has the corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Buyer and the consummation by the Buyer of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of the Buyer. This Agreement has been duly and validly executed and delivered by the Buyer and, assuming the due authorization, execution and delivery by the Seller, constitutes a valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms.

      Section 4.3 CONSENTS AND APPROVALS; NO VIOLATION. Except for applicable requirements of the HSR Act and the anti-competition Laws of the European Union or any foreign jurisdiction in which the Buyer, the Seller, or the Company or the Company Subsidiary or any of its subsidiaries has material assets or conducts material operations, neither the execution and delivery of this Agreement by the Buyer nor the consummation by the Buyer of the transactions contemplated hereby nor compliance by the Buyer with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the certificate of incorporation or by-laws (or other similar charter documents) of the Buyer, (ii) require any filing by the Buyer or any of its subsidiaries with, or permit, authorization, consent or approval of, any Governmental Entity, (iii) result in a breach of or default (or give rise to any right of payment, termination, cancellation or acceleration) (whether after the giving of notice or lapse of time or both) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement, lease or other similar instrument or obligation to which the Buyer or any of its subsidiaries is a party or by which any of their respective properties or assets may be bound, or
(iv) violate any order, judgment, writ, injunction, decree, judgment, permit, license or Law applicable to the Buyer or any of its subsidiaries or any of their respective properties or assets, excluding from the foregoing clauses
(ii), (iii) and (iv) such filings, breaches, defaults and violations which, in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Buyer or prevent or substantially delay the consummation of the transactions contemplated hereby.

      Section 4.4 ACQUISITION OF STOCK FOR INVESTMENT. The Buyer is acquiring the Shares for investment and not with a view toward or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling such Shares.

      Section 4.5 FINANCING. The Buyer has sufficient funds available to it to purchase the Shares pursuant to this Agreement and to otherwise satisfy its obligations under this Agreement.


                                    ARTICLE V


                            COVENANTS OF THE PARTIES


      Section 5.1 CONDUCT OF THE THOR BUSINESS. Except as expressly permitted by this Agreement, during the period from the date of this Agreement to the Effective Date or the date, if any, on which this Agreement is earlier terminated pursuant to Section 8.1 (the "Termination Date"), the Seller:

            (a) shall cause the Company and the Company Subsidiary to conduct its operations in all material respects according to their ordinary course of business in substantially the same manner as heretofore conducted (including the maintenance of capital expenditures pursuant to the Cap Ex Plan);

            (b) shall cause the Company and the Company Subsidiary to use its reasonable best efforts, to preserve intact its business organization and goodwill, keep available the services of its current officers and other key employees and preserve its current relationships with those persons having significant business dealings with the Company and the Company Subsidiary;

            (c) shall notify the Buyer of any emergency or other substantial change in the normal course of the Company's or the Company Subsidiary's businesses or operations or their respective properties and of any complaints of or hearings (or written communications indicating that the same are threatened) of which the Seller has knowledge before any Governmental Entity;

            (d) shall not permit the Company or the Company Subsidiary to authorize or pay any dividends on or make any distribution with respect to its outstanding shares of capital stock, other than dividends or distributions by the Company Subsidiary to the Company, and other than the Distribution;

            (e) shall not permit the Company or the Company Subsidiary to establish, enter into or amend any severance plan, agreement or arrangement or any Company

Plan or increase the compensation payable or to become payable or the benefits provided to its officers or employees, except (i) as may be required by applicable Law or a Contract in existence on the date hereof, (ii) for increases in the normal course of business consistent with past practice which shall not be in excess of 4% or (iii) increases to non-officers in the normal course of business consistent with past practice;

            (f) shall not permit the Company or the Company Subsidiary to authorize or announce an intention to authorize, or enter into an agreement with respect to, any merger, consolidation or business combination (other than the transactions contemplated by this Agreement), any acquisition of any assets or securities, or any disposition of any assets or securities, except any such acquisitions or dispositions of assets in the ordinary course of business consistent with past practice that are not material in amount;

            (g) shall not permit the Company or the Company Subsidiary to propose or adopt any amendments to its certificate of incorporation or by-laws (or other similar organizational documents);

            (h) shall not permit the Company or the Company Subsidiary to issue or authorize the issuance of, or agree to issue or sell any shares of capital stock of any class (whether through the issuance or granting of options, warrants, commit ments, convertible securities, subscriptions, rights to purchase or otherwise);

            (i) shall not permit the Company or the Company Subsidiary to reclassify, combine, split, purchase or redeem any shares of its capital stock or purchase or redeem any rights, warrants or options to acquire any such shares;

            (j) shall not permit the Company or the Company Subsidiary to (1) incur, assume or prepay any indebtedness or any other material liabilities for borrowed money or issue any debt securities other than incurrences and repayments of indebtedness under the Company's credit facilities in existence on the date of this Agreement in the ordinary course of business consistent with past practice or (2) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person (other than in the case of the Company, the Company Subsidiary);

            (k) shall not permit the Company or the Company Subsidiary to (or consent to any proposal by any person in which the Company has an investment to) make or forgive any loans, advances or capital contributions to, or investments in, any other person (including any intercompany loans, advances or capital contributions to, or investments in, any affiliate) other than in the case of the Company, the Company Subsidiary and other than advances to employees of the Company or the Company Subsidiary in the ordinary course of business in accordance with the Company's or the Company Subsidiary's established policies;

            (l) shall not permit the Company or the Company Subsidiary to (1) enter into any material lease or license or otherwise subject to any material Lien any of its properties or assets (including securitizations), other than in the ordinary course of business consistent with past practice; (2) modify or amend in any material respect, or terminate, any of its material Contracts (except (x) with respect to "classified" Contracts or (y) in the ordinary course of business); (3) waive, release or assign any rights that are material to the Company and the Company Subsidiary, taken as a whole; or (4) permit any insurance policy naming it as a beneficiary or a loss payable payee to lapse, be cancelled or expire unless a new policy with substantially identical coverage is in effect as of the date of lapse, cancellation or expiration;

            (m) shall not permit the Company or the Company Subsidiary to change any of the financial accounting methods used by it unless required by generally accepted accounting principles of the applicable country or change in applicable Law;

            (n) shall not permit the Company or the Company Subsidiary to approve, make or commit to make any capital expenditure which will require future payments aggregating in excess of $1,000,000, other than the capital expenditures contemplated in the financial presentation presented to the Seller in the "Thiokol Propulsion Management Presentation" on December 5, 2000 (the "Cap Ex Plan"), and, in all cases, the Seller shall consult with the Buyer prior to making or committing in excess of $1,000,000 for any capital expenditure;

            (o) shall not permit the Company or the Company Subsidiary to enter into any transaction or Contract that requires or would result in the receipt of monies in excess of $25,000,000, and, in all cases the Seller shall notify the Buyer prior to entering into any transaction or Contract or modify, amend or extend any existing Contract, in each case that requires or would result in the receipt of monies in excess of $2,000,000;

            (p) shall not abandon or otherwise fail to pursue in all reasonable respects any currently open or non-accepted bid involving the payment or receipt of monies in excess of $1,000,000; and

            (q) shall not permit the Company or the Company Subsidiary to agree, in writing or otherwise, to take any of the foregoing actions or take any action which would (1) make any representation or warranty in Article III hereof untrue or incorrect in any material respect, or (2) result in any of the conditions to the transactions contemplated by this Agreement which are set forth in Article VII hereof not being satisfied.

      Notwithstanding the provisions of this Section 5.1, nothing in this Agreement shall be construed or interpreted to prevent the Company and the Company Subsidiary from (i) engaging in any other transaction incidental to the normal cash management procedures of the Company and the Company Subsidiary not involving the incurrence of any liability by the Company or the Company Subsidiary, including, without limitation, short-term investments in time deposits, certificates of deposit and banker's acceptances made in the ordinary course of business consistent with past practice, (ii) engaging in any transaction involving a capital contribution from the Seller to the Company and then from the Company to Cordant Holding of cash or any intercompany account receivables or notes receivable due from Huck or Howmet, and (iii) terminating any Tax sharing agreement between the Company and the

Company Subsidiary on the one hand and the Seller or any subsidiary of the Seller on the other hand on or prior to the Closing.

      Section 5.2 NAME CHANGES. No later than 30 days following the Effective Date, the Buyer shall cause the Company to amend the certificate of incorporation of the Company to remove the word "Cordant" or any similar name or reference thereto. The new corporate name of the Company adopted by the Buyer shall not contain any word or words confusingly similar to "Alcoa," "Cordant," "Huck" or "Howmet." No later than six months following the Effective Date, the Buyer shall remove the marks and names "Alcoa," "Cordant," "Huck" or "Howmet," and any other words, names or symbols proprietary to the Seller from all tangible and intangible properties, real and personal, acquired by the Buyer hereunder and shall have no right to use any such names, words or symbols.

      Section 5.3 ACCESS TO INFORMATION.

            (a) Except for government "classified" information or as limited by applicable Law (including, without limitation, antitrust Laws) or the terms of any confidentiality agreement or provision in effect on the date of this Agreement, the Company shall (and shall cause the Company Subsidiary to) afford to the officers, employees, accountants, counsel and other authorized representatives of the Buyer (including the Buyer's lenders and their counsel) reasonable access during normal business hours upon reasonable notice, throughout the period prior to the earlier of the Effective Date and the Termination Date, to its properties, offices, facilities, employees, Contracts, commitments, books and records and shall (and shall cause the Company Subsidiary to) furnish to the Buyer such additional financial and operating data and Tax and other information as to the Thor Business and properties as the Buyer may from time to time reasonably request. Promptly after the date hereof, the Company shall afford access during normal business hours to the Company's facilities located at the Company's Northern Utah Manufacturing Area and Elkton, Maryland facilities described in Section 3.16 of the Seller Disclosure Schedule (each, a "Company Facility") to the Buyer's environmental consultants (who shall be reasonably acceptable to the Seller) for the purpose of performing a Phase I environmental site assessment; PROVIDED, that the Buyer's environmental consultants shall not drill, move, remove or sample any soil, groundwater or other surface or subsurface condition at any Company Facility. The Buyer will bear the cost of the Phase I activities and will cause its environmental consultants to perform their activities at each Company Facility in a workmanlike manner and in accordance with all applicable professional standards. The Buyer's environmental consultants shall be accompanied by such representatives of the Seller and the Seller may designate. The Buyer and the Seller will use their reasonable best efforts to minimize any disruption to the Thor Business which may result from the requests for data and information hereunder. No investigation pursuant to this Section 5.3(a) shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto.

            (b) The Buyer will hold any information provided under this Section
5.3 that is non-public in confidence to the extent required by, and in accordance with, the provisions of the letter, dated November 17, 2000 between the Seller and the Buyer (the "Confidentiality Agreement").

      Section 5.4 REASONABLE BEST EFFORTS; FURTHER ASSURANCES.

            (a) Subject to the terms and conditions of this Agreement and applicable Law, each of the parties shall act in good faith and use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement as soon as practicable. Without limiting the foregoing, the parties shall, and use reasonable best efforts to cause their respective subsidiaries, directors, officers, employees, agents, attorneys, accountants and representatives, to (i) obtain all consents, approvals, waivers, licenses, permits, authorizations, registrations, qualifications or other permissions or actions by, and give all necessary notices to, and make all filings with and applications and submissions to, any Governmental Entity or other person necessary in connection with the consummation of the transactions contemplated by this Agreement as soon as reasonably practicable; (ii) provide all such information concerning such party, its subsidiaries and its officers, directors, employees, partners and affiliates as may be necessary or reasonably requested in connection with any of the foregoing; (iii) avoid the entry of, or have vacated or terminated, any decree, order, or judgment that would restrain, prevent, or delay the consummation of the transactions contemplated by this Agreement, including but not limited to defending through litigation on the merits any claim asserted in any court by any person; (iv) take any and all reasonable steps necessary to avoid or eliminate every impediment under any antitrust, competition or trade regulation law that is asserted by any Governmental Entity with respect to the transactions contemplated by this Agreement so as to enable the consummation of such transactions to occur as expeditiously as possible; and (v) divest such plants, assets or businesses of the Company or the Company Subsidiary (including entering into customary ancillary agreements on commercially reasonable terms relating to any such divestiture of such assets or businesses) as may be required in order to avoid the filing of a lawsuit by any Governmental Entity seeking to enjoin the consummation of the transactions contemplated by this Agreement, or the entry of, or to effect the dissolution of, any injunction, temporary restraining order, or other order in any suit or proceeding, which would otherwise have the effect of preventing or delaying the consummation of the transactions contemplated by this Agreement; PROVIDED, HOWEVER, that the Buyer shall not be required to take any actions in connection with, or agree to, any hold separate order, sale, divestiture or disposition of plants, assets and businesses of (x) the Buyer or any of its subsidiaries or (y) of the Company or the Company Subsidiary that accounted in the aggregate for more than $125 million in revenues in the Company's 2000 fiscal year. At the request of the Buyer, the Seller shall agree to divest, hold separate or otherwise take or commit to take any action that limits its freedom of action with respect to, or its ability to retain, any of the businesses, product lines or assets of the Company or the Company Subsidiary, PROVIDED that any such action shall be conditioned upon the consummation of the transactions contem plated hereby. Prior to making any application to or filing with a Governmental Entity or other entity in connection with this Agreement (other than filing under the HSR Act), each party shall provide the other party with drafts thereof and afford the other party a reasonable opportunity to comment on such drafts.

            (b) The Buyer and the Seller shall keep each other reasonably apprised of the status of matters relating to completion of the transactions contemplated hereby, including promptly furnishing the other with copies of notices or other communications received by such party or any of such party's subsidiaries, from any third party and/or Governmental Entity with respect to the transactions contemplated by this Agreement.

      Section 5.5 DISCLOSURE SUPPLEMENTS. From time to time prior to the Effective Date, the Seller will promptly supplement or amend the Seller Disclosure Schedule referred to in Article III with respect to any matter hereafter arising which, if existing or occurring at or prior to the date of this Agreement, would have been required to be set forth or described in the Seller Disclosure Schedule or which is necessary to correct any information in a schedule or in any representation and warranty of the Seller which has been rendered inaccurate thereby. From time to time prior to the Effective Date, the Buyer will promptly submit to the Seller and, if necessary, supplement or amend a disclosure schedule relating to the representations and warranties of the Buyer contained in Article IV (the "Buyer Disclosure Schedule") with respect to any matter hereafter arising which, if existing or occurring at or prior to the date of this Agreement, would have been required to be set forth or described in a Buyer Disclosure Schedule or which is necessary to correct any information in such schedule or in any representa tion and warranty of the Buyer which has been rendered inaccurate thereby. For purposes of determining the accuracy of the representations and warranties of the Seller contained in Article III and the accuracy of the representations and warranties of the Buyer contained in Article IV in order to determine the fulfillment of the conditions set forth in Sections 7.3(a) and 7.2(a) or to determine the Buyer's rights to be indemnified as set forth in Article X below, respectively, the Seller Disclosure Schedule delivered by the Seller and the Buyer Disclosure Schedule delivered by the Buyer shall be deemed to include only that information contained therein on the date of this Agreement and shall be deemed to exclude any information contained in any subsequent supplement or amendment thereto.

      Section 5.6 PUBLIC ANNOUNCEMENTS. The Buyer and the Seller agree that neither one of them will issue any press release or otherwise make any public statement or respond to any press inquiry with respect to this Agreement or the transactions contemplated hereby without the prior approval of the other party (which approval will not be unreasonably withheld or delayed), except as may be required by applicable Law or the rules of any stock exchange on which such party's securities are listed.

      Section 5.7 SALES AND TRANSFER TAXES AND FEES.

            (a) The Buyer and the Seller agree that all sales and transfer Taxes incurred in connection with this Agreement and the transactions contemplated hereby will be borne equally by the Buyer and the Seller; the Buyer and the Seller will, at their own expense, timely file all necessary Tax Returns and other documentation with respect to all such sales, transfer and recording Taxes for which it has the responsibility under applicable Law to file.

            (b) The Buyer and the Seller shall use their reasonable best efforts to minimize all transfer Taxes that may be imposed in respect of the transactions contemplated by or pursuant to this Agreement; PROVIDED, that neither party shall be required to take any action which it reasonably believes to be in its detriment.

      Section 5.8 INTERCOMPANY ACCOUNTS. As of the Effective Date, the Seller shall have capitalized the balances of all intercompany payables and receivables between the Company or the Company Subsidiary and the Seller or any of the Seller's other affiliates as of the Effective Date, and such balances shall be deemed settled and paid in full.

      Section 5.9 NON-COMPETITION; NON-SOLICITATION.

            (a) During the three years immediately following the Effective Date (the "Covenant Period"), the Seller will not, and will cause its subsidiaries not to, directly or indirectly, anywhere in the world:

                  (i) engage or have any other interest (whether as owner,
            purchaser, stockholder, employee, broker, agent, principal, trustee, corporate officer, director, consultant, lender or in any other capacity) in any propulsion business which is competitive with the Thor Business or the Seller's propulsion business as conducted on or prior to the Effective Date; PROVIDED, HOWEVER, that the Seller may directly or indirectly have an ownership interest of less than 5% in any person which engages in any such competitive business; and PROVIDED, FURTHER, that the Seller may acquire any person or business (whether through the acquisition of equity interests, assets or otherwise) or directly or indirectly have an ownership interest in any person or business which derives no more than 30% of its consolidated revenues from such competitive business; or

                  (ii) employ, solicit or entice away any employee, director, officer of the Company or the Company Subsidiary or any of their affiliates, it being understood, however, that the Seller and its affiliates may engage in general solicitations not specifically directed at employees of the Company or the Company Subsidiary or may employ any such person who approaches the Seller or any of its affiliates without having been solicited or enticed away from the Company or the Company Subsidiary.

            (b) If any provision contained in this Section shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Section, but this Section shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. It is the intention of the parties that if any of the restrictions or covenants contained herein is held to cover a geographic area or to be for a length of time which is not permitted by applicable Law, or in any way construed to be too broad or to any extent invalid, such provision shall not be construed to be null, void and of no effect, but to the extent such provision would be valid or enforceable under applicable Law, a court of competent jurisdiction shall construe and interpret or reform this Section to provide for a covenant having the maximum enforceable geographic area, time period and other provisions (not greater than those contained herein) as shall be valid and enforceable under such applicable Law. The Seller acknowledges that the Buyer would be irreparably harmed by any breach of this Section and that there would be no adequate remedy at Law or in damages to compensate the Buyer for any such breach. The Seller agrees that the Buyer shall be entitled to injunctive relief requiring specific performance by the Seller of this Section, and the Seller consents to the entry thereof.

      Section 5.10 EXPORT MATTERS.

            (a) The parties acknowledge that the products, services and technical information provided under this Agreement may be subject to U.S. export Laws and regulations and any use or transfer of such products, services and technical information must be authorized under those regulations (U.S. Export Administration Regulations, 15 C.F.R. et seq.). Each party will not use, distribute, transfer or transmit the products, services and technical information (even if incorporated into other products) obtained from the other party pursuant to this Agreement except in compliance with U.S. export regulations.

            (b) Regardless of whether the export or re-export of products, services and technical information provided hereunder is restricted under applicable Laws, the parties assure one another that they each will not, without the other's prior written consent, directly or indirectly, export or re-export any such products, services and technical information obtained hereunder to any other country which is in the then current list of prohibited countries specified in the U.S. export Laws and regulations. For the purposes of this
Section 5.10, "export" and "re-export" mean transferring or releasing to another country or to a national of another country (wherever that person is located) by any means, including physical, electronic or otherwise.

      Section 5.11 NONASSIGNABLE CONTRACTS, LEASES AND PERMITS. In case of any Contracts, leases or permits that are not by their terms assignable or that require consent of a third party in connection with the transaction contemplated by this Agreement, the Seller will use its reasonable best efforts to obtain or cause to be obtained in writing prior to the Effective Date any consents necessary to convey the benefits therewith; PROVIDED that such assistance will not be deemed to require any expenditure of money on the part of the Buyer, whether before or after the Effective Date. If the consent of any third party is not obtained prior to the Effective Date and the Closing occurs notwithstanding the failure to obtain such consent, the Seller will use its reasonable best efforts to assist the Buyer to obtain such consent promptly. During the period in which the applicable Contract, lease or permit is not capable of being assigned to the Buyer due to the failure to obtain any required consent, the Seller will use its reasonable best efforts to make such arrangements at the Buyer's expense as may be necessary to enable the Buyer to receive all the economic benefits under such Contract, lease or permit accruing on and after the Effective Date (including through a sub-contracting, sub-licensing, sub-participation or sub-leasing arrangement, or an arrangement under which the Seller would enforce such Contract, lease or permit for the benefit of the Buyer, with the Buyer, to the extent permissible, assuming the Seller's executory obligation and any and all rights of the Seller against the other party thereto). If the approval of the other party to such Contract, lease or permit is obtained, such approval will, as between the Seller and the Buyer, constitute a confirmation (automati cally and without further action of the parties) that such Contract, lease or permit is assigned to the Buyer as of the Effective Date, and (automatically and without further action of the parties) that the liabilities with respect to the Contract, lease or permit are assumed as of the Effective Date.

      Section 5.12 DISTRIBUTION OF PROPERTY.

            (a) Prior to the Closing, the Seller will cause the Company and/or the Company Subsidiary to distribute all of the outstanding capital stock of Cordant Holding, Huck, Howmet and Ogden and the assets and liabilities identified on Section 5.12 of the Seller Disclosure Schedule to the Seller or one of the wholly owned subsidiaries of the Seller (other than the Company) (such capital stock and assets and liabilities are collectively referred to herein as the "Distributed Property," and such transaction shall be referred to herein as the "Distribution"). The Distribution will not adversely affect the ability of the Company to conduct the Thor Business as currently conducted immediately following the Effective Time.

            (b) Prior to the Closing, the Seller will cause Cordant Holding to distribute all of the outstanding capital stock of the Company Subsidiary to the Company (the "Company Subsidiary Distribution").

            (c) In the event that the Seller requests reasonably in advance of the Closing that the sale of the Thor Business be restructured to include the transfer of Cordant Holding to the Buyer, the Buyer will cooperate with the Seller to accomplish such transaction; PROVIDED that the Buyer and the Seller agree as to the terms and conditions of such transaction.

      Section 5.13 AUDITED 2000 YEAR END BALANCE SHEET. The Seller will at its expense cause an audited condensed consolidated pro forma balance sheet of the Company and the Company Subsidiary as of December 31, 2000 to be prepared and delivered to the Buyer (the "Audited 2000 Year End Balance Sheet"). The Audited 2000 Year End Balance Sheet will, to the extent practicable, be prepared in accordance with GAAP (such accounting policies and procedures used in preparing the Audited 2000 Year End Balance Sheet, the "Audited 2000 Year End Balance Sheet Accounting Principles").

      Section 5.14 TRANSITIONAL SERVICES AGREEMENT. To the extent the Seller or the Buyer determines that it is reasonably desirable or necessary for one to provide, among other things, payroll and employee benefit administrative services to the other following the Closing with respect to any of the employees of the Company or any of its subsidiaries prior to the Closing, the Buyer and the Seller agree to negotiate in good faith the terms and conditions of such a transitional services agreement.

      Section 5.15 CERTAIN LITIGATION FOLLOWING THE CLOSING. At or prior to the Closing, the Company shall take all action necessary and appropriate to convey and assign any and all of its rights and obligations in respect of the litigation identified in Section 5.15 of the Seller Disclosure Schedule and the Seller shall take all action necessary and appropriate to accept and assume all such rights and obligations. In furtherance and not in limitation of any other provision of this Agreement, from and after the Effective Date, the Seller and its representatives shall have reasonable access to the books and records of the Company and the Company Subsidiary (including the right to make extracts thereof) and to employees of the Company and the Company Subsidiary (including for purposes of providing depositions and testimony) in connection with the litigation set forth on Section 5.15 of the Seller

Disclosure Schedule; PROVIDED, HOWEVER, that the Seller shall reimburse the Buyer for its reasonable out-of-pocket expenses incurred in connection with the provision of access in accordance with this Section 5.15.

      Section 5.16 COOPERATION FOR INSURANCE RECOVERY. The Seller agrees to cooperate with and to assist the Buyer, the Company or the Company Subsidiary, as the case may be, in recovering on behalf of the Buyer, the Company or the Company Subsidiary the proceeds under any insurance policies of the Seller under which the Buyer, the Company or the Company Subsidiary are insured.

      Section 5.17 NO SOLICITATION. From the date hereof until the earlier of the Closing and the Termination Date, except with respect to the transactions contemplated by this Agreement, the Seller will not and will not permit any of its subsidiaries to, and will use its reasonable best efforts to cause any of their respective officers, directors, employees and advisors not to, directly or indirectly, solicit or participate in any discussions or negotiations with respect to the sale of the Company or the Company Subsidiary, whether by merger, purchase of assets or stock or any combination thereof (a "Sale of the Company"). The Seller will immediately cease all discussions and negotiations with respect to a Sale of the Company, and will promptly request the return or destruction of all confidential information previously distributed to all parties interested in a Sale of the Company (other than the Buyer) pursuant to the terms of any confidentiality agreement or otherwise.


                                   ARTICLE VI


                         EMPLOYEES AND EMPLOYEE BENEFITS


      Section 6.1 CONTINUED EMPLOYMENT. The Buyer will cause the Company to, and the Company shall, maintain and continue the employment of the current officers and employees of the Company and the Company Subsidiary on and after the Closing, on substantially the same terms and conditions maintained prior to the Closing.

      Section 6.2 EMPLOYEE PLANS

            (a) The Buyer agrees that the Company will continue to be the plan sponsor of all Company Plans set forth in Section 3.9 of the Seller Disclosure Schedule on and after the Closing, including any such plan covering former or retired employees of the Company and the Company Subsidiary, whether funded or unfunded; and shall retain all liabilities and obligations arising under or relating to such plans.

            (b) From the Effective Date to December 31, 2002, the Company shall provide employees of the Company and the Company Subsidiary with employee benefits which are, in the aggregate, no less favorable than the employee benefits provided under the plans and arrangements maintained for such employees by the Company and the Company Subsidiary in effect on the date hereof.

            (c) Without limiting the generality of the foregoing, for the period through and including December 31, 2002, the Company shall provide to employees whose employment is terminated following the Closing with severance benefits on terms and conditions which are not less favorable than those provided under the severance plan of the Company in effect on the date hereof.

      Section 6.3 RETAINED EMPLOYEES AND RETAINED COMPANY PLANS. Notwithstanding anything to the contrary contained in this Agreement, the employment of certain employees of the Company (the "Retained Employees") set forth in Section 6.3(a) of the Seller Disclosure Schedule shall be transferred to the Seller and the Seller shall offer positions to the Retained Employees prior to the Closing. Coincident with the Retained Employees transferring employment to the Seller, certain assets and liabilities of the Company Plans and the Company with respect to the Retained Employees shall be transferred to the Seller or to specified employee benefit plans of the Seller in accordance with Section 6.3(b) of the Seller Disclosure Schedule. In the event the Seller elects option (a), as set forth in the section entitled "Rabbi Trust" in Section 6.3(b) of the Seller Disclosure Schedule, prior to the Effective Date the Seller shall assume the Covered Liabilities (as defined in Section 6.3(b) of the Seller Disclosure Schedule) under, and hereby indemnifies Buyer from and against any and all claims, losses or liabilities with respect to, such Covered Liabilities.


                                   ARTICLE VII


                               CLOSING CONDITIONS


      Section 7.1 CONDITIONS TO EACH PARTY'S OBLIGATIONS TO EFFECT THE TRANSACTIONS CONTEMPLATED HEREBY. The respective obligations of each party to effect the transactions contemplated hereby shall be subject to the fulfillment on or prior to the Effective Date of the following conditions:

            (a) No statute, rule, regulation, executive order, decree, ruling or injunction (temporary, preliminary or permanent) shall have been enacted, entered, promulgated or enforced by any Governmental Entity which is in effect on the Effective Date and which prohibits the consummation of the transactions contemplated hereby substantially on the terms contemplated hereby or has the effect of making the acquisition of the Shares by the Buyer illegal.

            (b) Each of the Seller and the Buyer and any other person (as defined in the HSR Act) required in connection with the transactions contemplated hereby to file a Notification and Report Form for Certain Mergers and Acquisitions with the Department of Justice and the Federal Trade Commission pursuant to the HSR Act shall have made such filing and all applicable waiting periods with respect to each such filing (including any extensions thereof) shall have expired or been terminated.


      Section 7.2 CONDITIONS TO THE OBLIGATIONS OF THE SELLER TO EFFECT THE TRANSACTIONS CONTEMPLATED HEREBY. The obligations of the Seller to effect the transactions contemplated hereby shall be further subject to the fulfillment at or prior to the Effective Date of the following conditions, any one or more of which may be waived by the Seller:

            (a) The representations and warranties of the Buyer set forth in this Agreement that are qualified by materiality or Material Adverse Effect shall be true and correct, and the representations and warranties of the Buyer set forth in this Agreement that are not so qualified shall be true and correct in all material respects, in each case, as if such representations and warranties were made as of such time on or after the date of this Agreement and as of the Effective Date (except to the extent such representations and warranties speak as of a specific date or as of the date hereof, in which case such representations and warranties shall be so true and correct or true and correct in all material respects, as the case may be, as of such specific date or as of the date hereof, respectively).

            (b) The Buyer shall have performed and complied in all material respects with the agreements contained in this Agreement required to be performed and complied with by it at or prior to the Effective Date.

            (c) The Buyer shall have furnished a certificate of an executive officer of the Buyer to evidence compliance with the conditions set forth in Sections 7.2(a) and (b) of this Agreement.

      Section 7.3 CONDITIONS TO THE OBLIGATIONS OF THE BUYER TO EFFECT THE TRANSACTIONS CONTEMPLATED HEREBY. The obligations of the Buyer to effect the transactions contemplated hereby shall be further subject to the fulfillment at or prior to the Effective Date of the following conditions, any one or more of which may be waived by the Buyer:

            (a) The representations and warranties of the Seller set forth in this Agreement that are qualified by materiality or Material Adverse Effect shall be true and correct, and the representations and warranties of the Seller set forth in this Agreement that are not so qualified shall be true and correct in all material respects, in each case, as if such representations and warranties were made as of such time on or after the date of this Agreement and as of the Effective Date (except to the extent such representations and warranties speak as of a specific date or as of the date hereof, in which case such representations and warranties shall be so true and correct or true and correct in all material respects, as the case may be, as of such specific date or as of the date hereof, respectively).

            (b) The Seller shall have performed and complied in all material respects with the agreements contained in this Agreement required to be performed and complied with by it at or prior to the Effective Date.

            (c) The Seller shall have furnished a certificate of an executive officer of the Seller to evidence compliance with the conditions set forth in Sections 7.3(a) and (b) of this Agreement.

            (d) The Distribution and the Company Subsidiary Distribu tion shall have been consummated.

            (e) The Seller shall have delivered to the Buyer the Audited 2000 Year End Balance Sheet at least five business days prior to the Effective Date.

      Section 7.4 CERTIFICATES. Each of the parties hereto will furnish to the other party such certificates of such party's officers or others and such other documents to evidence fulfillment of the conditions set forth in this Article VII as the other party may reasonably request.


                                  ARTICLE VIII


                           TERMINATION AND ABANDONMENT


      Section 8.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Date:

            (a) by mutual consent of the Seller and the Buyer;

            (b) by the Seller or the Buyer at any time after September 30, 2001, if, through no fault of the party seeking termination, the Closing shall not have occurred;

            (c) by the Buyer, if there has been a material violation or breach by the Seller of any covenant, representation or warranty contained in this Agreement which would give rise to the failure of any condition to the obligations of the Buyer and cannot be cured or has not been cured within 30 days after the giving of notice by the other party and such violation or breach has not been waived by the Buyer;

            (d) by the Seller, if there has been a material violation or breach by the Buyer of any agreement, representation or warranty contained in this Agreement which would give rise to the failure of any condition to the obligations of the Seller and cannot be cured or has not been cured within 30 days after the giving of notice by the other party and such violation or breach has not been waived by the Seller; or

            (e) by either the Seller or the Buyer, if a statute, rule, regulation, executive order, decree, ruling or injunction (temporary, preliminary or permanent) shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits the consummation of the transactions contem plated hereby substantially on the terms contemplated hereby or has the effect of making the acquisition of the Shares by the Buyer illegal.

      Section 8.2 PROCEDURE AND EFFECT OF TERMINATION. In the event of termination of this Agreement pursuant to Section 8.1, written notice thereof shall forthwith be given to the other party hereto specifying the provision hereof pursuant to which such termination is made, and this Agreement shall terminate and be of no further force and effect (except for the provisions of Sections 5.3(b) and 11.2 and this Section 8.2), and there shall be no other liability on the part of either of the parties hereto or their respective officers or directors except liability arising out of a willful breach of this Agreement prior to such termination.


                                   ARTICLE IX


                               CERTAIN TAX MATTERS


      Section 9.1 TAX MATTERS.

            (a) The Buyer shall timely prepare and file (or cause such preparation and filing) with the appropriate Tax authorities all Tax Returns (other than any Tax Returns for which the Seller has filing responsibility under Section 9.1(b) of this Agreement) with respect to the Thor Business, the Company and the Company Subsidiary for all taxable periods that end after the Effective Date (the "Buyer Returns"), and will pay (or cause to be paid) all Taxes due with respect to the Buyer Returns. The Buyer shall make available to the Seller any Buyer Returns and related workpapers with respect to any taxable period that begins on or before and ends after, the Effective Date (each a "Straddle Tax Period") for the Seller's review and comment at least 25 business days prior to the respective due dates of such Buyer Returns, and the Seller shall provide the Buyer with the Seller's comments no later than 10 business days before the respective due dates of such Buyer Returns. Such Buyer Returns shall be subject to the Seller's approval, such approval not to be unreasonably withheld, before the applicable Buyer Return is filed with the appropriate Tax authority.

            (b) The Seller shall timely prepare and file (or cause such preparation and filing) with the appropriate Tax authorities all Tax Returns (including any Consolidated Income Tax Returns) with respect to the Thor Business, the Company and the Company Subsidiary for taxable periods that end on or before the Effective Date (the "Seller Returns"), and will pay (or cause to be paid) all Taxes due with respect to the Seller Returns.

            (c) From and after the Effective Date, the Buyer and its affiliates (including the Company and the Company Subsidiary) will not file any amended Tax Return, carryback claim, or other adjustment request with respect to the Thor Business, the Company or the Company Subsidiary for any Tax period that includes or ends on or before the Effective Date unless the Seller consents in writing; PROVIDED, HOWEVER, that with respect to any Straddle Period, such consent shall not be unreasonably withheld, provided the Buyer has made arrangements to the reasonable satisfaction of the Seller to make the Seller whole for any detriment or cost incurred (or to be incurred) by the Seller as a result of such amended Tax Return, carryback claim or other adjustment request.

            (d) Not later than 5 days after the due date of any Buyer Return that is required to be filed with respect to a Straddle Period, the Seller shall pay (or cause to be paid) to the Buyer cash in an amount equal to the amount of Pre-Closing Taxes shown as due on such Buyer Return as determined pursuant to this Section 9.1(d). From and after the Effective Date, no later than 5 days after receiving written notice, the Buyer or the Seller shall reimburse the other party for Taxes for which the Buyer or the Seller is liable to the other party pursuant to Sections 9.2(b) and 9.2(a), respectively. For purposes of this Agreement, in the case of any Taxes of the Company or the Company Subsidiary that are payable with respect to any Straddle Period, the portion of any such Taxes that constitutes "Pre-Closing Taxes" shall: (i) in the case of Taxes that are either (x) based upon or related to income or receipts or (y) imposed in connection with any sale, transfer or assignment or any deemed sale, transfer or assignment of property (real or personal, tangible or intangible) be deemed equal to the amount that would be payable if the Tax year ended on the Effective Date and (ii) in the case of Taxes (other than those described in clause (i)) imposed on a periodic basis with respect to the business or assets of the Company or the Company Subsidiary or otherwise measured by the level of any item, be deemed to be the amount of such Taxes for the entire Straddle Period (or, in the case of such Taxes determined on an arrears basis, the amount of such Taxes for the immediately preceding Tax period) multiplied by a fraction the numerator of which is the number of calendar days in the portion of the Straddle Period ending on the Effective Date and the denominator of which is the number of calendar days in the entire Straddle Period. For purposes of clause
(i) of the preceding sentence, any exemption, deduction, credit or other item that is calculated on an annual basis shall be allocated to the portion of the Straddle Period ending on the Effective Date on a pro rata basis determined by multiplying the total amount of such item allocated to the Straddle Period times a fraction, the numerator of which is the number of calendar days in the portion of the Straddle Period ending on the Effective Date and the denominator of which is the number of calendar days in the entire Straddle Period. In the case of any Tax based upon or measured by capital (including net worth or long-term debt) or intangibles, any amount thereof required to be allocated under this Section 9.1(d) shall be computed by reference to the level of such items on the Effective Date. The parties hereto will, to the extent permitted by applicable Law, elect with the relevant Tax authority to treat a portion of any Straddle Period as a short taxable period ending as of the close of business on the Effective Date. For purposes of this Agreement, "Post-Closing Taxes" shall include any Taxes of the Company or the Company Subsidiary that are payable with respect to a Straddle Period, except for the portion of any such Taxes that constitutes Pre-Closing Taxes.

            (e) The Seller and the Buyer shall reasonably cooperate in preparing and filing all Tax Returns with respect to the Thor Business, the Company or the Company Subsidiary, including maintaining and making available to each other all records reasonably necessary in connection with Taxes of the Thor Business, the Company or the Company Subsidiary and in resolving all disputes and audits with respect to all taxable periods relating to Taxes of the Thor Business, the Company and the Company Subsidiary. The Buyer shall prepare (or cause such preparation) within 45 days after the Effective Date, usual and customary Consolidated Income Tax Return reporting packages with respect to the Company and the Company Subsidiary for the taxable period beginning January 1, 2000 and ending as of December 31, 2000 and the taxable period beginning January 1, 2001 and ending as of the Effective Date. The Seller shall use its reasonable efforts to cause such reporting package for the taxable period beginning January 1, 2000 and ending as of December 31, 2000, to be completed on or before the Effective Date.

            (f) For a period of six years after the Effective Date, the Seller and its representatives shall have reasonable access to the Company's and the Company Subsidiary's books and records (including, without limitation, the right to make extracts thereof) to the extent that such books and records relate to Taxes and to the extent that such access may reasonably be required by the Seller in connection with matters relating to or affected by the operation of the Thor Business (including the Company Subsidiary) prior to the Effective Date. Such access shall be afforded by the Buyer upon receipt of reasonable advance notice and during normal business hours. If the Buyer shall desire to dispose of any of such books and records prior to the expiration of such six-year period, the Buyer shall, prior to such disposition, give the Seller a reasonable opportunity, at the Seller's expense, to segregate and remove such books and records as the Seller may select. In addition to the foregoing, the parties agree to cooperate with each other with respect to the defense of any claims or litigation relating to Taxes pertaining to the Thor Business, the Company or the Company Subsidiary, PROVIDED that the party requesting such cooperation shall reimburse the other party for the other party's reasonable out-of-pocket costs and expenses of furnishing such cooperation.

            (g) If requested in writing by the Seller, the Buyer shall join with the Seller in filing an election under Section 338(h)(10) of the Code and under similar local, state, and foreign law with respect to the purchase of the Shares as contemplated by this Agreement.

            (h) The Buyer agrees that (i) it will not take (nor permit the Company or the Company Subsidiary to take) any action outside of the ordinary course of business on the Effective Date, including making an election under
Section 338(g) of the Code with respect to the Company or the Company Subsidiary, and (ii) it will treat (and cause the Company and the Company Subsidiary to treat) any transaction occurring after the Closing and on the Effective Date as occurring on the day following the Effective Date pursuant to Treasury Regulation Section 1.1502-76(b)(1)(ii)(B).

            (i) The Buyer agrees that it will (and will cause the Company and the Company Subsidiary to), upon the request of the Seller, make a timely election under Treasury Regulation Section 1.1502-21(b)(3)(ii)(B) to relinquish, with respect to all consolidated net operating losses attributable to the Company or the Company Subsidiary, the portion of the carryback period for which the Company or the Company Subsidiary was a member of an affiliated group of corporations (within the meaning of Section 1504(a) of the Code) filing consolidated Tax Returns, other than an affiliated group of which Buyer is the common parent.

            (j) The Buyer agrees that it will (and will cause the Company and the Company Subsidiary to), upon the request of the Seller, (i) cooperate with the Seller in making a timely election under Treasury Regulation Section 1.1502-20(g) to reattribute to the Seller any loss carryovers attributable to the Company and the Company Subsidiary and a timely election under Treasury Regulation Section 1.1502-96(d)(5) to reattribute to Seller any Section 382 limitation to which the reattributed losses are subject immediately before the reattribution or (ii) make a timely election under Treasury Regulation Section 1.1502-32(b)(4)(i) with respect to all or any portion of any loss carryforwards attributable to the Company and the Company Subsidiary.

            (k) For purposes of this Agreement, (i) a "Consolidated Income Tax Return" is any income Tax Return filed with respect to any consolidated, combined, affiliated or unified group provided for under Section 1501 of the Code and the Treasury regulations under Section 1502 of the Code, or any comparable provisions of foreign, state or local law, other than any income Tax Return that includes only the Company and the Company Subsidiary and (ii) an "After-Tax Amount" is an additional amount necessary to reflect the Tax consequences (without taking into account any loss, credit or other offset against Tax) of the receipt or accrual of any payment required to be made under this Agreement (including payment of an additional amount or amounts hereunder), calculated by using a Tax rate equal to the sum of the highest marginal U.S. federal corporate income Tax rate or rates applicable to ordinary income or capital gain, as the case may be, in effect for the taxable period in issue, plus five percent.

      Section 9.2 INDEMNITY FOR TAXES.

            (a) The Seller hereby agrees to indemnify the Buyer and its affiliates and subsidiaries against and hold them harmless from all liability for (i) all Taxes imposed on the Thor Business, the Company and the Company Subsidiary with respect to taxable periods (or portions thereof including the pre-closing portion of any Straddle Period) ending on or before the Effective Date (whether imposed by Law or Tax sharing agreement, Tax indemnity obligation or similar agreement in respect of Taxes that was entered into prior to the Effective Date), (ii) Pre-Closing Taxes determined pursuant to Section 9.1(d) with respect to any Straddle Period and (iii) all Taxes that are attributable to Seller or any member (other than the Company or the Company Subsidiary) of an affiliated, consolidated, combined or unitary Tax group of which at least one of the Company or the Company Subsidiary is or was a member prior to the Effective Date that is imposed under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Tax law) by reason of the Company or the Company Subsidiary being included in any such Tax group. Pursuant to this
Section 9.2(a), the Seller shall be liable for, and hereby agrees to indemnify the Buyer and its affiliates and subsidiaries and hold them harmless from all liability for, any Taxes due as a result of any of the transactions pursuant to
Section 5.12.

            (b) The Buyer, the Company and the Company Subsidiary hereby agree to indemnify the Seller and its affiliates and subsidiaries against and hold them harmless from all liability for (i) all Taxes of the Thor Business, the Company and the Company Subsidiary with respect to taxable periods (or portions thereof including the post-closing portion of any Straddle Period) beginning after the Effective Date (whether imposed by Law or Tax sharing agreement, Tax indemnity obligation or similar agreement in respect of Taxes) and (ii) Post-Closing Taxes as determined pursuant to Section 9.1(d) with respect to any Straddle Period.

            (c) The Buyer and the Seller agree to treat (and cause their affiliates to treat) any indemnification payment under this Agreement as an adjustment to the Purchase Price. Any indemnification obligation under this Agreement with respect to Taxes shall be net of any Tax Benefit realized by the indemnified party or its affiliates, and increased by the relevant After-Tax Amount. For purposes of this Agreement, "Tax Benefit" shall mean the Tax savings attributable to any deduction, expense, loss, credit or refund to the indemnified party or its affiliates, when incurred or received; PROVIDED, HOWEVER, that if such benefit is reasonably expected to arise or be utilized after the year in which indemnification occurs pursuant to this Agreement, then it means the present value of such Tax savings (calculated using the one year LIBOR (as published in THE WALL STREET JOURNAL) and a Tax rate equal to the sum of the highest marginal U.S. federal corporate income Tax rate or rates applicable to ordinary income or capital gain, as the case may be, in effect for the taxable period in issue, plus five percent.)

            (d) The obligation of the Seller to indemnify and hold harmless the Buyer, on the one hand, and any of the obligations of the Buyer, the Company and the Company Subsidiary to indemnify and hold harmless the Seller, on the other hand, pursuant to this Section 9.2, shall terminate upon the expiration of the applicable statutes of limitations with respect to the Tax liabilities in question (giving effect to any waiver, mitigation or extension thereof).

            (e) A party seeking indemnification provided for under this Agreement (a "Tax Indemnified Party") in respect of Taxes arising out of or involving a claim or demand made by any person, including without limitation a Governmental Entity, against such party (a "Tax Third Party Claim") must notify the party from whom such indemnification is sought (the "Tax Indemnifying Party") in writing of the Tax Third Party Claim as promptly as possible but in no event later than 30 days after receipt by the Tax Indemnified Party of written notice of the Tax Third Party Claim; PROVIDED, HOWEVER, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the Tax Indemnifying Party shall have been actually prejudiced as a result of such failure (except that the Tax Indemnifying Party shall not be liable for any expenses incurred during the period in which the Tax Indemnified Party failed to give such notice). Thereafter, the Tax Indemnified Party shall deliver to the Tax Indemnifying Party, as promptly as possible but in no event later than 30 days after the Tax Indemnified Party's receipt thereof, copies of all notices and documents (including court papers) received by the Tax Indemnified Party, relating to the Tax Third Party Claim.

      If a Tax Third Party Claim is made against the Tax Indemnified Party, the Tax Indemnifying Party will be entitled to participate in the defense thereof and to assume the defense thereof with counsel or other Tax advisors selected by the Tax Indemnifying Party and satisfactory to the Tax Indemnified Party, provided, however, that the Tax Indemnifying Party shall not be entitled to assume the defense of any such contest unless the Tax Indemnifying Party at its option has either provided bond or other security for its obligations under this

Section 9.2 satisfactory to the Tax Indemnified Party or paid the Tax Third Party Claim. If the Tax Indemnifying Party assumes such defense, the Tax Indemnifying Party will not be liable to the Tax Indemnified Party for legal or other expenses subsequently incurred by the Tax Indemnified Party in connection with the defense thereof. If the Tax Indemnifying Party assumes such defense, the Tax Indemnified Party shall have the right to participate in the defense thereof and to employ counsel or other Tax advisors, at its own expense separate from the counsel or other Tax advisors employed by the Tax Indemnifying Party. The Tax Indemnifying Party shall be liable for all reasonable fees and expenses of counsel or other Tax advisors employed by the Tax Indemnified Party for any period subsequent to the date the Tax Indemnified Party notifies the Tax Indemnifying Party pursuant to this Section 9.2(e) and during which the Tax Indemnifying Party has not assumed the defense thereof. Whether or not the Tax Indemnifying Party chooses to defend or prosecute any Tax Third Party Claim, all of the parties hereto shall reasonably cooperate in the defense or prosecution thereof. Such cooperation shall include the provision to the Tax Indemnifying Party of records and information which are reasonably relevant to such Tax Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Whether or not the Tax Indemnifying Party shall have assumed the defense of a Tax Third Party Claim, the Tax Indemnified Party shall not admit any liability with respect to, or settle, compromise or discharge, such Tax Third Party Claim without the Tax Indemnifying Party's prior written consent, which consent shall not be unreasonably withheld.

            (f) If a Tax Indemnified Party receives a refund or credit or other reimbursement with respect to Taxes for which it would be indemnified under this Agreement, the Tax Indemnified Party shall pay over such refund or credit or other reimbursement to the Tax Indemnifying Party; PROVIDED, HOWEVER, that the amount of such refund or credit or other reimbursement which the Tax Indemnified Party is required to pay over to the Tax Indemnifying Party shall be increased by the After-Tax Amount.

                                    ARTICLE X

                                 INDEMNIFICATION

      Section 10.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

            (a) Subject to Section 10.6 hereof, each of the representations and warranties contained in Articles III and IV will survive the Closing and remain in full force and effect for 12 months following the Effective Date, except that the representations and warranties set forth in Sections 3.1, 3.2, 4.1 and 4.2 will survive the Closing and remain in full force and effect until the expiration of the applicable statute of limitations.

            (b) For purposes of this Agreement, (i) "Indemnity Payment" means Indemnifiable Losses required to be paid pursuant to this Agreement, (ii) "Indemnitee" means any person entitled to indemnification under this Agreement, (iii) "Indemnifying Party" means any person required to provide indemnification under this Agreement, (iv) "Indemnifiable Losses" means any and all losses, damages, charges, deficiencies, penalties, claims, demands, actions, suits or proceedings, settlements and compromises relating thereto and reasonable attorneys' fees and expenses in connection therewith, reduced by the amount of insurance proceeds recoverable from any person or entity that is not an affiliate of the Indemnitee, and (v) "Third Party Claim" means any claim, demand, action, suit or proceeding made or brought by any person or entity who or which is not a party to this Agreement or an affiliate of a party to this Agreement.

      Section 10.2 INDEMNIFICATION.

            (a) Subject to Sections 10.1, 10.3 and 10.4, the Seller will indemnify, defend and hold harmless the Buyer and its directors, officers, employees, agents and representatives (including, without limitation, any predecessor or successor to any of the foregoing) from and against any and all Indemnifiable Losses relating to, resulting from or arising out of:

                  (i) Any breach by the Seller of any of the representations or warranties of the Seller contained in this Agreement; and

                  (ii) The Distribution and any claims, liabilities or
            obligations with respect to any of the Distributed Property (irrespective of whether such liabilities or obligations arise before, on or after the Effective Date).

            (b) Subject to Sections 10.1, 10.3 and 10.4, the Buyer will indemnify, defend and hold harmless the Seller and its directors, officers, employees, agents and representatives (including, without limitation, any predecessor or successor to any of the foregoing) from and against any and all Indemnifiable Losses relating to, resulting from or arising out of any breach by the Buyer of any of the representations or warranties of the Buyer contained in this Agreement.

      Section 10.3 LIMITATIONS ON LIABILITY.

            (a) Notwithstanding any other provision in this Agreement or of any applicable Law, no Indemnitee will be entitled to make a claim against an Indemnifying Party under Sections 10.2(a)(i) or 10.2(b) unless and until the aggregate amount of Indemnifiable Losses incurred by the Indemnitee with respect to an event or occurrence and all other events or occurrences caused by the same circumstances exceeds $100,000 (a "Base Claim"), in which event (subject to the following provisions of this Section 10.3), such Indemnitee may assert its right to indemnification hereunder to the full extent of its Indemnifiable Losses in respect thereof.

            (b) No Indemnitee will be entitled to make a claim against an Indemnifying Party under Sections 10.2(a)(i) or 10.2(b) unless and until the aggregate amount of all of its Base Claims which may be asserted for Indemnifiable Losses under Section 10.2(a)(i) or 10.2(b), as applicable, exceeds $5,000,000, in which event (subject to the following provisions of Section 10.3), such Indemnitee may assert its right to indemnification hereunder to the full extent of all such Indemnifiable Losses.

            (c) Notwithstanding any other provision of this Agreement, the indemnification obligations of the Seller, under Section 10.2(a)(i), on the one hand, and of the Buyer, under Section 10.2(b), on the other hand, will not exceed $5,000,000.

      Section 10.4 DEFENSE OF CLAIMS.

            (a) If any Indemnitee receives notice of the assertion or commencement of any Third Party Claim against such Indemnitee with respect to which an Indemnifying Party is obligated to provide indemnification under this Agreement, the Indemnitee will give such Indemnifying Party reasonably prompt written notice thereof, but in any event not later than 30 calendar days after receipt of such notice of such Third Party Claim. Such notice by the Indemnitee will describe the Third Party Claim in reasonable detail, will include copies of all material written evidence thereof and will indicate the estimated amount, if reasonably practicable, of the Indemnifiable Loss that has been or may be sustained by the Indemnitee. The Indemnifying Party will have the right to participate in, or, by giving written notice to the Indemnitee, to assume, the defense of any Third Party Claim at such Indemnifying Party' s own expense and by such Indemnifying Party's own counsel (reasonably satisfactory to the Indemnitee), and the Indemnitee will cooperate in good faith in such defense.

            (b) If, within ten calendar days after giving notice of a Third Party Claim to an Indemnifying Party pursuant to Section 10.4(a), an Indemnitee receives written notice from the Indemnifying Party that the Indemnifying Party has elected to assume the defense of such Third Party Claim as provided in the last sentence of Section 10.4(a), the Indemnifying Party will not be liable for any legal expenses subsequently incurred by the Indemnitee in connection with the defense thereof; PROVIDED, HOWEVER, that if the Indemnifying Party fails to take reasonable steps necessary to defend diligently such Third Party Claim within ten calendar days after receiving written notice from the Indemnitee that the Indemnitee believes the Indemnifying Party has failed to take such steps, the Indemnitee may assume its own defense, and the Indemnifying Party will be liable for all reasonable costs or expenses paid or incurred in connection therewith. Without the prior written consent of the Indemnitee, the Indemnifying Party will not enter into any settlement of any Third Party Claim which would lead to liability or create any financial or other obligation on the part of the Indemnitee for which the Indemnitee is not entitled to indemnification hereunder. If a firm offer is made to settle a Third Party Claim without leading to liability or the creation of a financial or other obligation on the part of the Indemnitee for which the Indemnitee is not entitled to indemnification hereunder and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party will give written notice to the Indemnitee to that effect. If the Indemnitee fails to consent to such firm offer within ten calendar days after its receipt of such notice, the Indemnitee may continue to contest or defend such Third Party Claim and, in such event, the maximum liability of the Indemnifying Party as to such Third Party Claim will not exceed the amount of such settlement offer.

            (c) Any claim by an Indemnitee on account of an Indemnifiable Loss which does not result from a Third Party Claim (a "Direct Claim") will be asserted by giving the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than 30 calendar days after the Indemnitee becomes aware of such Direct Claim. Such notice by the Indemnitee will describe the Direct Claim in reasonable detail, will include copies of all material written evidence thereof and will indicate the estimated amount, if reasonably practicable, of the Indemnifiable Loss that has been or may be sustained by the Indemnitee. The Indemnifying Party will have a period of 30 calendar days within which to respond in writing to such Direct Claim. If the Indemnifying Party does not so respond within such 30 calendar day period, the Indemnifying Party will be deemed to have rejected such claim, in which event the Indemnitee will be free to pursue such remedies as may be available to the Indemnitee on the terms and subject to the provisions of this Agreement.

            (d) A failure to give timely notice or to include any specified information in any notice as provided in Sections 10.4(a), 10.4(b) or 10.4(c) will not affect the rights or obligations of any party hereunder except and only to the extent that, as a result of such failure, any party which was entitled to receive such notice was deprived of its right to recover any payment under its applicable insurance coverage or was otherwise prejudiced as a result of such failure.

      Section 10.5 EXCLUSIVE REMEDY. If the Closing occurs, the Buyer's rights to indemnification set forth in this agreement shall constitute the Buyer's exclusive remedy for claims made with respect to matters covered thereunder, and the Buyer expressly waives and relinquishes, on behalf of itself, its successors and any assigns, any and all rights, claims, or remedies such person may have under any applicable Laws (including Environmental Laws), as presently in force or hereafter enacted, promulgated, or amended (including under CERCLA, or any similar state or local Law) or at common law.

      Section 10.6 SELLER ENVIRONMENTAL INDEMNITY.

            (a) Subject to the remaining provisions of this Section 10.6, from and after the Effective Date, the Seller will indemnify, defend and hold harmless the Buyer, the Company, the Company Subsidiary and their respective officers, directors and affiliates (including, without limitation, any predecessor or successor to any of the foregoing) (collectively, the "Buyer Indemnified Parties") from and against any and all Company Environmental Liabilities that are not the subject of a Buyer Reimbursable Claim; PROVIDED, HOWEVER, that the aggregate amount of all Company Environmental Liabilities for which the Seller shall be responsible from time to time pursuant to this Section
10.6 shall not exceed the Seller Responsible Amount.

            (b) Following the Closing, the Buyer will, or will cause the Company or the Company Subsidiary to, initiate and administer all Buyer Reimbursable Claims that the Buyer, the Company or the Company Subsidiary has legal standing to enforce and will use diligent efforts to secure reimbursement from the responsible person for all Company Environmental Liabilities that would be a Governmental Environmental Responsibility or a Morton Environmental Responsibility.

            (c) Notwithstanding any other provision of this Agreement, the indemnification obligations of the Seller under this Section 10.6 shall terminate on the third anniversary of the Effective Date, except with respect to any Company Environ mental Liability for which the Buyer has provided written notice to the Seller prior to the third anniversary of the Effective Date of the facts underlying such Company Environmental Liability with reasonable specificity.

            (d) Prior to the Closing, the Seller and the Buyer will each designate a representative (each, a "Representative") to receive information and consult with the other with respect to Company Environmental Liabilities. From and after the Closing, the Buyer will control all Remedial Action and negotiations with any Governmental Entity in respect of all Company Environmental Conditions. The Buyer will make its environmental personnel and consultants reasonably available to the Seller and the Seller's Representative to discuss Company Environmental Conditions. The Buyer will provide the Seller's Representative and the Seller's environmental consultants with reasonable access to the properties of the Company and the Company Subsidiary and copies of all non-privileged information with respect to the Remedial Actions to be taken in respect of such Environmental Actions. The Buyer will select consultants and contractors to implement such Remedial Actions (who shall be reasonably acceptable to the Seller) and will also provide the Seller's Representative and its environmental consultants with copies of all reports, analytical data, correspondence, directives, orders and documents submitted to or received by the Buyer from any Governmental Entity or Morton in connection with the Remedial Action and other non-privileged documents created or received by or on behalf of the Buyer in connection with the Remedial Action. The Buyer shall afford the Seller a reasonable opportunity to comment on the Buyer's proposed Response to a Company Environmental Condition, and the Buyer shall not unreasonably refuse to incorporate the Seller's comments.

            (e) The Buyer shall inform the Seller promptly in writing of any Company Environmental Condition or Environmental Action in respect of which the Seller may have an indemnification obligation under this Section 10.6, PROVIDED, that the failure of the Buyer to so promptly inform the Seller shall not affect the rights of the Buyer except to the extent that such failure to give prompt notice adversely affects the rights and obligations of the Seller under this
Section 10.6. Notwithstanding any other provision herein, the Seller shall only be required to defend, indemnify and hold harmless the Buyer under this Section
10.6 to the extent that any Remedial Action is required by a Governmental Entity under applicable Environmental Laws and the Buyer's Response to a Company Environmental Condition is conducted using the lowest reasonable cost effective methods in Response to a Company Environmental Condition consistent with the requirements of the Governmental Entity. The indemnification provided for in this Section 10.6 shall be the exclusive remedy between the Buyer and the Seller with respect to any Company Environmental Liability.

            (f) For purposes of this Section 10.6, the following terms will have the following meanings:

            "Buyer Reimbursable Claim" means any Environmental Action for which there is a reasonable legal basis to assert that the Company Environmental Liability is a Governmental Environmental Responsibility or a Morton Environmental Responsibility. An Environmental Action shall no longer be a "Buyer Reimbursable Claim" if either of the following shall have occurred: (i) all reasonable measures, including reasonable appeal, if appropriate, have been finally exhausted to seek reimbursement from a Governmental Entity or Morton, as the case may be, each of which has notified the Buyer in writing that the

Environmental Action is not a Governmental Environmental Responsibility or a Morton Environmental Responsibility, as the case may be, or (ii) the actual amount paid by the Governmental Entity or Morton in respect of the Governmental Environmental Responsibility or the Morton Environ mental Responsibility, as the case may be, is less than the amount of the Company Environmental Liability, in which event the difference shall no longer be a Buyer Reimbursable Claim.

            "Company Environmental Condition" means any (i) environmen tal contamination or pollution or threatened contamination or pollution arising out of any Release or threatened Release of Hazardous Materials arising out of the Thor Business (which includes the real property listed on Schedule 1.01(d)(1) to the Morton Distribution Agreement), on-site (owned or leased) or at off-site, non-owned or non- leased locations that occurred on or prior to the Effective Date that would form the basis for any Environmental Action against the Company or the Company Subsidiary (or any of their respective predecessors or successors) or (ii) any other circumstance or condition that would give rise to any violation, or alleged violation, of any Environmen tal Law or any liability or alleged liability under any Environmental Law that occurred on or prior to the Effective Date that would form the basis for any Environmental Action against the Company or the Company Subsidiary (or any of their respective predeces sors or successors).

            "Company Environmental Liability" means all losses, damages, charges, liabilities, costs, expenses, deficiencies, fines, penalties, claims, demands, actions, suits or proceedings, remediation and project costs, settlements and compro mises relating thereto and reasonable attorneys' and consultants' fees and expenses in connection therewith, and expenses of investigation incurred by a Buyer Indemnified Party after the Effective Date in respect of any Company Environmental Condition.

            "Environmental Action" as used in this Section 10.6, means any notice of any violation of any Environmental Law or any claim, citation, summons or any investigation, action, lawsuit or proceeding by any person pursuant to any Environmental Law which seeks to impose liability (including, without limitation, liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties).

            "Government Contract Law" means all statutes, regulations, cost principles, orders, memoranda of decision, memoranda of understanding, or other legally enforceable criterion relating to the responsibility of the United States to pay, reimburse or indemnify government contractors for Environmental Actions, including but not limited to, the Federal Acquisition Regulation, Defense Federal Acquisition Regulation Supplements, agency and departmental regulations, Public Law 85-804 and any related memoranda of decision of the United States.

            "Governmental Environmental Responsibility" means that portion of any Environmental Action that is the ultimate responsibility of any Governmental Entity pursuant to any Government Contract, any Government Subcontract or any Government Contract Law.

            "Morton" means Morton International, Inc., an Indiana corporation (including its successors and assigns).

            "Morton Environmental Responsibility" means that portion of any Environmental Action that is the ultimate responsibility of Morton pursuant to the Distribution Agreement, dated as of May 16, 1989, by and between Morton Thiokol, Inc. and Morton International, Inc. (the " Morton Distribution Agreement").

            "Release" means any releasing, spilling, seeping, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of any Hazardous Materials into the environment (including the abandonment or discarding of barrels, containers, tanks or other receptacles containing Hazardous Materials).

            "Remedial Action" means (a) 'remedial action' as such term is defined in CERCLA and its analogous state Laws, and (b) all other actions required by any Governmental Entity: (i) to clean up, remove, treat, abate or in any other way address any Hazardous Materials in the environment; (ii) to prevent the Release or threat of Release or minimize the further Release of any Hazardous Materials so that it does not migrate or endanger or threaten to endanger public health, welfare or the environ ment, and (iii) to perform studies and investigations in connection with, or as a precondition to, clause
(i) or (ii) above.

            "Remediation Standards" means either numeric or narrative standards to which Hazardous Materials in, on or around land must be remediated as established pursuant to Environmental Laws by the Governmental Entity or Entities with jurisdiction over such land.

            "Response to a Company Environmental Condition" means any response to a Company Environmental Condition, including, but not limited to, any Remedial Action, or no action, to address the Hazardous Materials present in the area of environmental concern that, if implemented, would satisfy the commercial/industrial Remediation Standards applicable to the land in question.

            "Seller Responsible Amount" means and shall be determined as follows: on any date of determination, with respect to all Company Environmental Liabilities that are not the subject of a Buyer Reimbursable Claim, the Seller shall have no obligation to reimburse the Buyer until all such Company Environmental Liabilities that are not the subject of a Buyer Reimbursable Claim exceed $14 million following which the Buyer and the Seller shall each bear 50% of the next $20 million of such Company Environmental Liabilities that are not the subject of a Buyer Reimbursable Claim such that the Buyer's obligations under this Section 10.6 shall under no circumstances exceed $10 million.

      Section 10.7 TERMINATION OF SECTION 3.10. Section 3.10 of this Agreement shall terminate at the Closing and thereafter have no force and effect. Section
9.2 shall be the sole provision governing any indemnification for Taxes under this Agreement.

                                   ARTICLE XI


                            MISCELLANEOUS PROVISIONS


      Section 11.1 EXPENSES. Except as otherwise expressly contemplated by this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including any broker fees and commissions) shall be paid by the party incurring such costs and expenses; PROVIDED that the Seller shall be responsible for all costs and expenses of financial, legal and other advisors (including any brokers fees and commissions) incurred by the Company or the Company Subsidiary prior to the Closing in connection with the transactions contemplated by this Agreement.

      Section 11.2 COUNTERPARTS; EFFECTIVENESS. This Agreement may be executed in two or more separate counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by each of the other parties hereto.

      Section 11.3 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of laws thereof.

      Section 11.4 NOTICES. All notices and other communications hereunder shall be in writing (including telecopy or similar writing) and shall be effective (a) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section 11.4 and the appropriate telecopy confirmation is received or (b) if given by any other means, when delivered at the address specified in this Section 11.4:

                  To the Seller:

                         Alcoa Inc.
                         390 Park Avenue
                         10th Floor
                         New York, New York 10022-4608
                         Attention: Lawrence R. Purtell, Esq.
                         Telecopy:  (212) 836-2809

                  copy to:

                         Skadden, Arps, Slate, Meagher & Flom LLP
                         Four Times Square
                         New York, New York 10036-6522
                         Attention:  J. Michael Schell, Esq.
                                     Margaret L. Wolff, Esq.
                         Telecopy:  (212) 735-2000

                  To the Buyer:

                         Alliant Techsystems Inc.
                         600 2nd Street, MN11-2215
                         Hopkins, Minnesota 55343-8384
                         Attention: Daryl L. Zimmer, Esq.
                         Telecopy: (952) 931-6773

                  copy to:

                         Jones, Day, Reavis & Pogue
                         599 Lexington Avenue
                         New York, New York 10022
                         Attention:  Jere R. Thomson, Esq.
                         Telecopy:  (212) 755-7306

      Section 11.5 ASSIGNMENT; BINDING EFFECT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party, except that the Buyer may assign, in its sole discretion, all or any of its rights and interests hereunder to any direct or indirect wholly owned subsidiary of the Buyer, PROVIDED that no such assignment shall relieve the Buyer of its obligations hereunder if such assignee does not perform such obligations. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Any assignment not permitted under this Section 11.5 shall be null and void.

      Section 11.6 SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

      Section 11.7 ENFORCEMENT OF AGREEMENT. The parties hereto agree that money damages or other remedy at law would not be a sufficient or adequate remedy for any breach or violation of, or a default under, this Agreement by them and that in addition to all other remedies available to them, each of them shall be entitled to the fullest extent permitted by law to an injunction restraining such breach, violation or default or threatened breach, violation or default and to any other equitable relief, including, without limitation, specific performance, without bond or other security being required.

      Section 11.8 ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement together with the Seller Disclosure Schedule, the Buyer Disclosure Schedule and the Exhibit hereto, the Confidentiality Agreement and the letter agreement dated the date hereof between the parties constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and thereof and is not intended to and shall not confer upon any person other than the parties hereto any rights or remedies hereunder.

      Section 11.9 HEADINGS. Headings of the Articles and Sections of this Agreement are for convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

      Section 11.10 DEFINITIONS. References in this Agreement to (a) "subsidiaries" of the Buyer or the Seller shall mean any corporation or other form of legal entity of which more than 50% of the outstanding voting securities are on the date hereof directly or indirectly owned by such company or in which such company has the right to elect a majority of the members of the board of directors or other similar governing body; (b) "affiliates" shall mean, as to any person, any other person which, directly or indirectly, controls, or is controlled by, or is under common control with, such person; (d) "person" shall mean an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including, without limitation, a Governmental Entity; and (e) "best knowledge of the Seller" (and words of similar import) means the actual personal knowledge of the officers and directors of the Seller and the Company identified on Section 11.10(e) of the Seller Disclosure Schedule. As used in the definition of "affiliates," "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise. "Including," as used herein, shall mean "including, without limitation."

      Section 11.11 FINDERS OR BROKERS. Except for Salomon Smith Barney Inc. with respect to the Seller, and Chase Securities, Inc. with respect to the Buyer, neither the Seller nor the Buyer nor any of their respective subsidiaries has employed any investment banker, broker, finder or intermediary in connection with the transac tions contemplated hereby who would be entitled to any fee or any commission in connection with or upon consummation of the transactions contemplated hereby.

      Section 11.12 AMENDMENT OR SUPPLEMENT. At any time prior to the Effective Date, this Agreement may be amended or supplemented in any and all respects by written agreement of both the parties hereto.

      Section 11.13 EXTENSION OF TIME, WAIVER, ETC. At any time prior to the Effective Date, either party may (a) extend the time for the performance of any of the obligations or acts of any other party hereto; (b) waive any inaccuracies in the representations and warranties of the other party hereto contained herein or in any document delivered pursuant hereto; or (c) waive compliance with any of the agreements or conditions of the other party hereto contained herein. Notwithstanding the foregoing, no failure or delay by the Buyer or the Seller in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of either party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

      Section 11.14 JURISDICTION. Except as otherwise expressly provided in this Agreement, the parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought only in the United States District Court for the Southern District of New York or any other New York State court sitting in New York City, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding of which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in this Section 11.14 shall be deemed effective service of process on such party.

      Section 11.15 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

      IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed by its duly authorized officer as of the date first above written.

                                   ALCOA INC.


                                   By      /s/ Alain J. P. Belda
                                         ---------------------------------
                                         Name:  Alain J. P. Belda
                                         Title: Chairman & Chief Executive
                                                       Officer



                                   ALLIANT TECHSYSTEMS INC.


                                   By      /s/ Scott S. Meyers
                                         ---------------------------------
                                         Name: Scott S. Meyers
                                         Title: President